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                                                                      Exhibit 4a


         CREDIT AGREEMENT, dated as of June 30, 2000 (herein, as amended, supplemented or otherwise modified from time to time, "THIS AGREEMENT"), among the following:

                  (i) BRUSH ENGINEERED MATERIALS INC., an Ohio corporation (the "PARENT"), and BRUSH WELLMAN INC., an Ohio corporation and a wholly-owned subsidiary of the Parent ("Brush Wellman") (the Parent and Brush Wellman are herein, each a "COMPANY" or a "BORROWER" and collectively, together with each of their respective successors and assigns, the "COMPANIES" or the "BORROWERS");

                  (ii) the lending institutions listed in Annex I hereto (herein, together with its or their successors and assigns, each a "LENDER" and collectively, the "LENDERS"); and

                  (iii) NATIONAL CITY BANK, a national banking association, as one of the Lenders, as the Lender under the Swing Line Revolving Facility referred to herein (herein, together with its successors and assigns, the "SWING LINE LENDER"), and as administrative agent (the "ADMINISTRATIVE AGENT"):


         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Borrowers have applied to the Lenders for credit facilities in order to refinance certain indebtedness of the Borrowers and in order to provide working capital and funds for other lawful purposes.

         (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein.


         NOW, THEREFORE, it is agreed:


         SECTION 1.        DEFINITIONS AND TERMS.

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of a Borrower, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "ADJUSTED EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum which appears on page 5 of the Telerate Screen for a Eurodollar Loan denominated in Dollars, or for a Eurodollar Loan denominated in an Alternative Currency the appropriate page of the Telerate Screen for the applicable Alternative Currency (or on any successor or substitute page, or on any electronic publication of a recognized service organization providing comparable rate quotations, in any case as determined from time to time by the Administrative Agent) for deposits of $1,000,000 in same day funds for a maturity corresponding to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).


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         In the event that such rate is not available at such time for any reason, the rate referred to in clause (i) above shall be the interest rate per annum equal to the average (rounded upward to the nearest 1/16th of 1% per annum), of the rate per annum at which Dollar deposits of $1,000,000 for a maturity corresponding to the Interest Period are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of either Borrower or any of the Subsidiaries.

         "AGREEMENT" shall have the meaning provided in the introductory paragraph of this Agreement.

         "ALTERNATIVE CURRENCY" shall mean and include any lawful currency other than Dollars that is (i) readily and freely transferable and convertible into Dollars, and (ii) is acceptable to the Required Lenders.

         "APPLICABLE EURODOLLAR MARGIN" shall have the meaning provided in section 2.8(h).

         "APPLICABLE FACILITY FEE RATE" shall have the meaning provided in section 3.1(b).

         "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans, (ii) such Lender's Eurodollar Lending Office in the case of Borrowings consisting of Eurodollar Loans, and (iii) in the case of Borrowings from the Swing Line Lender which consist of Money Market Rate Loans, the Domestic Lending Office of the Swing Line Lender. A Lender which makes a Revolving Loan denominated in an Alternative Currency may, in addition, by notice to the Administrative Agent designate a branch, affiliate or correspondent office as its Applicable Lending Office with respect to Revolving Loans denominated in that Alternative Currency.

         "APPLICABLE PRIME RATE MARGIN" shall have the meaning provided in section 2.8(h).

         "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of a Borrower or any Subsidiary) by a Borrower or any Subsidiary to any person of any of their respective assets.

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

         "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrowers designated as such in writing to the Administrative Agent by the Borrowers.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(g).

         "BORROWER" and "BORROWERS" shall have the meaning provided in the first paragraph of this Agreement.

         "BORROWING" shall mean (i) the incurrence of General Revolving Loans consisting of one Type of Loan, by a Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period and in the same currency, or (ii) the incurrence of a Swing Line Revolving Loan .

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on


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which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar or an Alternative Currency deposits, as the case may be, in the interbank Eurodollar market.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of a Borrower or any of the Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrowers and the Subsidiaries prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 180 days from the date of acquisition;

                  (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank maturing within 270 days of the date of acquisition, commercial paper issued by, or guaranteed by, any industrial or financial company, having a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 270 days after the date of acquisition;

                  (iv) investments in money market funds or mutual funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above and (v) below; and

                  (v) obligations issued or guaranteed by any state or political subdivision thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (if rated as short-term obligations) or with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may (if rated as long-term obligations).

         "CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrowers and/or any Subsidiary from such Asset Sale.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 ET SEQ.

         "CHANGE OF CONTROL" shall mean and include any of the following:

                  (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Parent's Board of Directors (together with any new directors (x) whose election by the Parent's Board of Directors was, or (y) whose nomination for election by the Parent's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or


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

         nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

                  (ii) any person other than the Parent shall own all of the issued and outstanding capital stock of Brush Wellman, or any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrowers, any trustee or other fiduciary holding securities under an employee benefit plan of the Parent, or any members of the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 20%, on a fully diluted basis, of the economic or voting interest in the Parent's capital stock;

                  (iii) the shareholders of a Borrower approve a merger or consolidation of that Borrower with any other person, OTHER than a merger or consolidation which would result in the voting securities of that Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the voting securities of that Borrower or such surviving or resulting entity outstanding after such merger or consolidation;

                  (iv) the shareholders of a Borrower approve a plan of complete liquidation of that Borrower or an agreement or agreements for the sale or disposition by that Borrower of all or substantially all of its assets; and/or

                  (v) any "change in control" or any similar term as defined in any indenture, credit agreement, note or securities purchase agreement, or other agreement or instrument governing any Indebtedness, with respect to Indebtedness of a Borrower that has an unpaid principal amount of $25,000 or greater.

As used in this definition, the term "CURRENT HOLDER GROUP" shall mean (i) those persons, if any, who as of the Effective Date have disclosed in filings with the SEC their beneficial ownership of more than 5% of the outstanding shares of capital stock of the Parent, (ii) those other persons who are officers and directors of the Borrowers at the Effective Date, (iii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iv) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (v) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clauses (i), (ii) and (iii) or any other persons (including for charitable purposes), so long as one or more members of the Current Holder Group has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.

         "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean any collateral covered by any Security
Document.

         "COMMITMENT" shall mean with respect to each Lender its General Revolving Commitment or its Swing Line Revolving Commitment, or both, as the case may be.

         "COMMODITY HEDGE AGREEMENT" shall mean any commodity swap agreement, forward commodity purchase agreement, forward commodity option agreement or similar agreement or arrangement.

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrowers and the Subsidiaries, all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures for property, plant or equipment (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by the Borrowers and the Subsidiaries during that period.


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



         "CONSOLIDATED DEPLETION EXPENSE" shall mean, for any period, all depletion expenses of the Borrowers and the Subsidiaries, all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrowers and the Subsidiaries, all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum (without duplication) of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, and (iii) extraordinary and other non-recurring non-cash losses and charges; minus (B) extraordinary gains on sales of assets and other extraordinary or other non-recurring gains; all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP.

         Notwithstanding anything to the contrary contained herein, the Consolidated EBIT for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by a Borrower or any Subsidiary for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by a Borrower or any Subsidiary, for the portion of such Testing Period prior to the date of disposition.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated EBIT for such period; PLUS the sum (without duplication) of the amounts for such period included in determining Consolidated Net Income of Consolidated Depreciation Expense, Consolidated Amortization Expense and Consolidated Depletion Expense, all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP.

         Notwithstanding anything to the contrary contained herein, the Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by a Borrower or any Subsidiary for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by a Borrower or any Subsidiary, for the portion of such Testing Period prior to the date of disposition.

         "CONSOLIDATED EBITDAR" shall mean, for any period, Consolidated EBITDA for such period; PLUS the sum (without duplication) of the amounts for such period included in determining Consolidated Net Income of Consolidated Rental Expense, all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any Testing Period, the ratio of (a) Consolidated EBITDA for that Testing Period to (b) the sum of (i) Consolidated Interest Expense and Consolidated Income Tax Expense for that Testing Period, plus (ii) scheduled or mandatory repayments, prepayments or redemptions during that Testing Period of the principal of Indebtedness (including Capitalized Lease Obligations and required reductions in committed credit facilities) with a final maturity date more than one year after the end of that Testing Period, plus (iii) the sum of all payments for dividends, stock repurchases or other stock redemptions, and other purposes described in section 9.6, if any, in each case on a consolidated basis for the Borrower and the Subsidiaries for such Testing Period; PROVIDED that, notwithstanding anything to the contrary contained herein, the Consolidated Fixed Charge Coverage Ratio for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by a Borrower or any Subsidiary for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by a Borrower or any Subsidiary, for the portion of such Testing Period prior to the date of disposition.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrowers and the Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases (but not to Synthetic Leases) and the pre-tax equivalent of dividends payable on Redeemable Preferred Stock) of the Borrowers and the Subsidiaries on a consolidated basis with respect to all



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

outstanding Indebtedness of the Borrowers and the Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net obligations under Financial Hedge Agreements (except for Financial Hedge Agreements described in clause (ii) of the definition thereof), BUT EXCLUDING, HOWEVER, any interest expense in respect of Permitted Precious Metal Consignments, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Borrowers and the Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof: (i) all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrowers and the Subsidiaries as at such date (I.E., the sum of the entries for (1) the par or stated value of common stock and preferred stock (but excluding treasury stock and capital stock subscribed and unissued),
(2) paid-in capital and (3) retained earnings (or deficit)), MINUS (ii) to the extent included in clause (i), all amounts properly attributable to minority interests, if any, in the stock or other equity of Subsidiaries; PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED RENTAL EXPENSE" shall mean, for any period, total rental expense for all Synthetic Leases, including the interest portion of all Synthetic Leases, of the Borrowers and the Subsidiaries, all as determined for the Borrowers and the Subsidiaries on a consolidated basis.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean at any time for the determination thereof: (i) the Consolidated Net Worth of the Borrowers and the Subsidiaries as at such date, MINUS the aggregate amount of goodwill and intangible assets of the Borrowers and the Subsidiaries as at such date, as determined in accordance with GAAP.

         "CONSOLIDATED TOTAL ADJUSTED CAPITAL" shall mean at any time (i) Consolidated Total Debt at such time; PLUS (ii) Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter for which the Borrowers' consolidated financial statements have been furnished to the Lenders under this Agreement; PLUS (iii) to the extent deducted in determining Consolidated Net Worth for purposes of determining Consolidated Tangible Net Worth, all amounts properly attributable to minority interests, if any, in the stock or other equity of Subsidiaries.

         "CONSOLIDATED TOTAL DEBT" shall mean, at any time, the sum (without duplication) of the principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease, or the higher of liquidation value or stated value, in the case of Redeemable Stock) of all Indebtedness of the Borrowers and of the Subsidiaries, without duplication, all as determined on a consolidated basis, PROVIDED that for purposes of this definition none of the following obligations shall be considered in determining Consolidated Total Debt: obligations under (i) Hedge Agreements, (ii) Permitted Precious Metal Consignments, (iii) the Gold-denominated loan under the Master Precious Metal Transaction Agreement, dated March 10, 1993, among Brush Wellman, Williams Advanced Materials Inc., one of its subsidiaries, Technical Materials Inc. and Canadian Imperial Bank of Commerce to the extent that the payment obligations of Brush Wellman thereunder do not exceed payments in respect of 23,781 ounces of gold, and (iv) the obligations of Brush Wellman in respect of the agreement described in section 9.4(h) to the extent that those obligations do not exceed $6,000,000 during any twelve month period.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to a continuation of a General Revolving Loan which is a Eurodollar Loan for an additional Interest Period as provided in section 2.9.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of General Revolving Loans of one Type into General Revolving Loans of another Type, pursuant to section 2.7, 2.9(b), 2.10 or 5.2.

         "CREDIT DOCUMENTS" shall mean this Agreement, any Security Documents and the Notes and any Letter of Credit Documents.

         "CREDIT PARTY" shall mean each of the Borrowers, the Guarantors and any other Subsidiary that is a party to any of the Credit Documents.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

         "DOLLARS", "U.S. DOLLARS", "DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

         "DOMESTIC SUBSIDIARY" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

         "EFFECTIVE DATE" shall have the meaning provided in section 12.10.

         "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which is identified in a written notice from the Administrative Agent or a requesting Lender to the Borrowers, and not disapproved in writing by the Parent in a notice given to the Administrative Agent and any such requesting Lender, specifying the reasons for such disapproval, within five Business Days following the receipt by the Borrowers of such notice disclosing the identity of any proposed transferee (any such disapproval by the Parent must be reasonable), PROVIDED that the Parent shall not be entitled to exercise the foregoing right of disapproval if and so long as any Default under Section 10.1(a) or an Event of Default shall have occurred and be continuing.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against a Borrower or any of the Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss.2601 ET seq.; the Clean Air Act, 42 U.S.C.ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C.ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss.11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with a Borrower or any Subsidiary would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c), (m) or (o) of the Code or (ii) as a result of that Borrower's or Subsidiary's being or having been a general partner of such person.

         "EURODOLLAR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for Eurodollar Loans of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

         "EURODOLLAR LOANS" shall mean each Loan bearing interest at the rates provided in section 2.8(b).

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EXISTING INDEBTEDNESS" shall have the meaning provided in section
7.18.

         "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

         "FACILITY" shall mean the General Revolving Facility or the Swing Line Revolving Facility, as applicable.

         "FACILITY FEE" shall have the meaning provided in section 3.1(a).

         "FACING FEE" shall have the meaning provided in section 3.2(c).

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 3.

         "FINANCIAL HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement; and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement.

         "FINANCIAL PROJECTIONS" shall have the meaning provided in section 7.8(b).

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 12.7(a).

         "GENERAL REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "General Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

         "GENERAL REVOLVING FACILITY" shall mean the credit facility evidenced by the Total General Revolving Commitment.

         "GENERAL REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a General Revolving Commitment, the percentage obtained by dividing such Lender's General Revolving Commitment by the Total General Revolving Commitment, PROVIDED, that if the Total General Revolving Commitment has been terminated, the General Revolving Facility Percentage for each Lender with a General Revolving Commitment shall be determined by dividing such Lender's General Revolving Commitment immediately prior to such termination by the Total General Revolving Commitment immediately prior to such termination.

         "GENERAL REVOLVING LOAN" shall have the meaning provided in section 2.1(a).

         "GENERAL REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

         "GUARANTIES" shall mean each of the Guaranty Agreements, of even date herewith, in favor of the Administrative Agent from one of the Guarantors, and any other Guaranty Agreements executed after the date hereof by another Guarantor as the same may be amended or modified from time to time.

         "GUARANTORS" shall mean each of Williams Advanced Materials Inc., a New York corporation, Circuits Processing Technologies, Inc., a California corporation, Brush International, Inc., an Ohio corporation, and Technical Materials, Inc., an Ohio corporation, and their respective successors and assigns, and any other Subsidiary that in accordance with Section 8.12(b) executes and delivers to the Administrative Agent a Guaranty Agreement in substantially the form attached as Exhibit G, and its respective successors and assigns.

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "HEDGE AGREEMENT" shall mean any Commodity Hedge Agreement and any Financial Hedge Agreement.

         "INDEBTEDNESS" of any person shall mean without duplication:

                  (i) all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such Indebtedness has been assumed;

                  (vii) all Capitalized Lease Obligations of such person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

                  (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                  (x) all net obligations of such person under Hedge Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                  (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xiii) all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) that are no more than forty-five days delinquent, shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.9.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LETTER OF CREDIT" shall have the meaning provided in section 2A.1(a).

         "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 2A.2(a).

         "LETTER OF CREDIT FEE" shall have the meaning provided in section
3.2(b).

         "LETTER OF CREDIT ISSUER" shall mean NCB and/or such other Lender that is requested, and agrees, to so act by the Borrowers, and is approved by the Administrative Agent.

         "LETTER OF CREDIT OBLIGOR" shall have the meaning specified in section 2A.1.

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

         "LETTER OF CREDIT REQUEST" shall have the meaning provided in section 2.2(a).

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of its obligations under this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any Swing Line Participation Amount under section 2.5(b), or (ii) a Lender having notified the Administrative Agent and/or the Borrowers that it does not intend to comply with such obligations, in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "LENDER REGISTER" shall have the meaning provided in section 12.16.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien, lease or charge of any kind (including any agreement or consignment arrangement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1 and shall include any General Revolving Loan or Swing Line Revolving Loan, as the case may be.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean any or all of the following: (i) any material adverse effect on the business, operations, property, prospects, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Borrowers and/or any of the Subsidiaries, the Borrowers and the Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of each of the Credit Parties to perform its obligations under the Credit Documents to which it is a party; (iii) any material adverse effect on the ability of the Borrowers and the Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Credit Documents to which it is a party.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and the Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and the Subsidiaries for such fiscal year. In addition, Material Subsidiary shall include each of the Guarantors and any Subsidiary as to which any part of the capital stock thereof is pledged or is required to be pledged to the Administrative Agent, as collateral agent, under the Pledge Agreement.

         "MATURITY DATE" shall mean the three (3) year anniversary of this Agreement, or such earlier date on which the Total Commitment is terminated.

         "MINIMUM BORROWING AMOUNT" shall mean (i) for General Revolving Loans which are (A) Prime Rate Loans, $500,000, with minimum increments thereafter of $100,000, or (B) Eurodollar Loans, $2,000,000, with minimum increments thereafter of $1,000,000; and (ii) for Swing Line Revolving Loans, $500,000, with minimum increments thereafter of $100,000. The Minimum Borrowing Amount for a Borrowing of General Revolving Loans denominated in an Alternative Currency shall, notwithstanding anything to the contrary contained herein, be established by the Administrative Agent at substantially the equivalent in the Alternative Currency to the Minimum Borrowing Amount which would be applicable to a Borrowing of Eurodollar Loans denominated in Dollars.

         "MONEY MARKET RATE LOAN" shall mean each Swing Line Revolving Loan bearing interest at a rate provided in section 2.8(c).

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which a Borrower or any ERISA Affiliate, and one or more employers other than the Borrowers or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which a Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

         "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale,
(ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall mean a General Revolving Note or a Swing Line Revolving Note, as the case may be.

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.3(a).

         "NOTICE OF CONTINUATION" shall have the meaning provided in section 2.9(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.7.

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Agent Services Division (facsimile: (216) 575-2481), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrowers from time to time.

         "NOTICE OF SWING LINE REFUNDING" shall have the meaning provided in section 2.5(a).

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any of the Borrowers or any other Credit Party to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

         "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "PARTICIPANT" shall have the meaning provided in section 2A.4(a).

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Agent Services Division, Locator number 2083 (facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrowers or Lenders from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

                  (i) such Acquisition involves a line or lines of business which is complementary to the lines of business in which a Borrower or a Subsidiary, as the case may be, making the Acquisition is engaged on the Effective Date, UNLESS the Required Lenders specifically approve or consent to such Acquisition in writing;

                  (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS all of the Lenders specifically approve or consent to such Acquisition in writing;

                  (iii) if as a result of an Acquisition a person becomes a Subsidiary of a Borrower, such Subsidiary shall be a Wholly-Owned Subsidiary;

                  (iv) the aggregate consideration for such Acquisition and all other Permitted Acquisitions completed in within the preceding 12 month period, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $25,000,000, UNLESS the Required Lenders specifically approve or consent to such Acquisition, such approval or consent not to be unreasonably withheld; PROVIDED that no such approval or consent shall be effective to permit an Acquisition which would result in such aggregate consideration exceeding $30,000,000 unless all of the Lenders join in such consent or approval; and

                  (v) the Borrowers would, after giving effect to such Acquisition, be in compliance, on a PRO FORMA basis, with the financial covenants contained in sections 9.7, 9.8, 9.9 and 9.10 (which compliance shall be evidenced by the execution and delivery of a PRO FORMA compliance covenant certificate by the Borrowers to the Administrative Agent at least fourteen days prior to the closing of the Permitted Acquisition), such PRO FORMA ratios being determined:

                           (A) as if (x) such Acquisition had been completed at
                  the beginning of the most recent period of four consecutive fiscal quarters of the Borrowers for which financial information for the Borrowers and the business or person to be acquired, is available, and (y) any such Indebtedness incurred to finance such Acquisition had been outstanding for such period; and

                           (B) without giving effect to any credit for
                  unobtained or unrealized gains in connection with such Acquisition, but taking into account such adjustments to the overhead of such properties and assets as may reasonably be determined and specified by the Borrowers to reflect the overhead generally applicable to similar properties and assets owned by the Borrowers and the Subsidiaries, as and to the extent the Administrative Agent determines (acting on instructions from the Required Lenders) such adjustments to be reasonable and appropriate under the particular circumstances);

PROVIDED, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

         "PERMITTED LIENS" shall mean Liens described in section 9.3.

         "PERMITTED PRECIOUS METAL CONSIGNMENTS" shall mean precious metals inventory of Brush Wellman or any other Subsidiary that deals in precious metals that is subject to any precious metal consignment arrangement described in Annex VI (regardless of whether styled as a lease, consignment, sub-consignment or debt) or that are approved by the Administrative Agent, which approval will not be unreasonably withheld, but only to the extent that the aggregate value, in U.
S. Dollars, of the precious metals subject to all those consignment arrangements does not exceed an amount greater than $140,000,000.

         "PERSON" or "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any pension plan as defined in Section 3(2) of ERISA and any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) a Borrower or a Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which a Borrower, or a Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement, of even date herewith, between the Borrowers and the Administrative Agent, as collateral agent, as the same may be amended or modified from time to time, which secures the Obligations and the obligations of Brush Wellman under the Master Lease Agreement, dated as of December 30, 1996, as amended, between NCB, for itself and certain participants, as lessor, and Brush Wellman, as lessee, and all schedules and exhibits thereto.

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by the Administrative Agent at its principal office, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.8(a).

         "PRINCIPAL OFFICER" shall mean any officer of a Borrower whose title is (including any title which is substantially the same as): (i) Chief Executive Officer, (ii) President, (iii) Chief Financial Officer or Vice
President-Finance, or (iv) Treasurer.

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "PURCHASE DATE" shall have the meaning provided in section 2.5(b).

         "QUOTED RATE" shall have the meaning provided in section 2.3(b).

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 ET SEQ.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "REDEEMABLE STOCK" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, or at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such redemption, repurchase or retirement occasioned by a "change of control" or similar event.

         "REFERENCE BANKS" shall mean (i) NCB, and (ii) any other Lender or Lenders (x) selected as a Reference Bank by the Administrative Agent and the Required Lenders, and (y) whose selection is approved by the Borrowers, such approval not to be unreasonably withheld or delayed.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under the PBGC Regulations.

         "REORGANIZATION" shall mean the transactions described in Annex VIII.

         "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding General Revolving Loans and Unutilized General Revolving Commitments constitute more than 66-2/3% of the sum of the total outstanding General

Revolving Loans and Unutilized General Revolving Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither Borrower nor any Affiliate shall be included in (i) the Lenders holding such amount of the General Revolving Loans or having such amount of the Unutilized General Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the General Revolving Loans or Unutilized General Revolving Commitments).

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by a Borrower or any Subsidiary of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between a Borrower and a Subsidiary or between Subsidiaries subject to section 9.12), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SECURITY DOCUMENTS" shall mean the Pledge Agreement, the Guaranties and each other document pursuant to which any Lien or security interest is granted by any Borrower or any Subsidiary to the Administrative Agent as security for any of the Obligations.

         "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

         "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

         "STANDARD PERMITTED LIENS" shall mean the following:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any Subsidiary;

                  (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (iv) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not adversely affecting in any material respect the ordinary conduct of the business of the Borrowers or any of the Subsidiaries considered as an entirety;

                  (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(f); and

                  (vi) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement.

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of a Borrower.

         "SWING LINE LENDER" shall have the meaning provided in the introductory paragraph hereof and shall include any other single Lender to whom the Swing Line Lender has transferred its entire Swing Line Revolving Commitment and any Swing Line Revolving Loans.

         "SWING LINE PARTICIPATION AMOUNT" shall have the meaning provided in section 2.5(b).

         "SWING LINE REVOLVING COMMITMENT" shall mean, with respect to the Swing Line Lender, the amount set forth opposite such Lender's name in Annex I as its "Swing Line Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from the Swing Line Lender pursuant to section 12.4.

         "SWING LINE REVOLVING FACILITY" shall mean the credit facility evidenced by the Swing Line Revolving Commitment.

         "SWING LINE REVOLVING LOAN" shall have the meaning provided in section 2.1(b).

         "SWING LINE REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes, including, without limitation, the Master Lease Agreement, dated as of December 30, 1996, as amended, between NCB, for itself and certain participants, as lessor, and Brush Wellman, as lessee, and all schedules and exhibits thereto.

         "TAXES" shall have the meaning provided in section 5.4.

         "TESTING PERIOD" shall mean for any determination, a single period consisting of the four consecutive fiscal quarters of the Borrowers then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters of the Borrowers then last ended which are so indicated in such provision.

         "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

         "TOTAL GENERAL REVOLVING COMMITMENT" shall mean the sum of the General Revolving Commitments of the Lenders.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan, a Eurodollar Loan denominated in U.S. Dollars, a Eurodollar Loan denominated in an Alternative Currency or a Money Market Rate Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNPAID DRAWING" shall have the meaning provided in section 2A.3(a).

         "UNITED STATES" and "U.S." each means United States of America.

         "UNUTILIZED GENERAL REVOLVING COMMITMENT" for any Lender at any time shall mean the excess of (i) such Lender's General Revolving Commitment at such time over (ii) the principal amount of General Revolving Loans made by such Lender and outstanding at such time.

         "UNUTILIZED SWING LINE REVOLVING COMMITMENT" for the Swing Line Lender at any time shall mean the excess of (i) the Swing Line Lender's Swing Line Revolving Commitment at such time over (ii) the aggregate principal amount of Swing Line Revolving Loans made by the Swing Line Lender and outstanding at such time.

         "UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Total General Revolving Commitment at such time over
(ii) the aggregate principal amount of all General Revolving Loans, Swing Line Revolving Loans and Letter of Credit Outstandings then outstanding.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrowers at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrowers.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, e-mail electronic transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         1.5. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; PROVIDED, that (A) for purposes of sections 2.1(a) and 5.2, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (y) on the first Business Day of each calendar month thereafter and
(z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (B) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.

         SECTION 2. AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrowers, which Loans shall be drawn, to the extent such Lender has a Commitment under a Facility for the Borrowers, under the applicable Facility, as set forth below:

                  (a) GENERAL REVOLVING FACILITY. Loans to the Borrowers under the General Revolving Facility (each a "GENERAL REVOLVING LOAN" and, collectively, the "GENERAL REVOLVING LOANS") (i) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (ii) shall be made only in U.S. Dollars or in the case of Eurodollar Loans, may be made in an Alternative Currency, so long as such Loan will not cause the aggregate outstanding principal amount of all Eurodollar Loans in Alternative Currencies to exceed the equivalent of $15,000,000 U.S. Dollars; (iii) except as otherwise provided, may, at the option of the Borrowers, be incurred and maintained as, or Converted into, General Revolving Loans which are either Prime Rate Loans or Eurodollar Loans, PROVIDED that all General Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same Type; (iv) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (v) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment less the outstanding Swing Line Revolving Loans will not be less than zero; and (vi) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the outstanding product at such time of (A) such Lender's General Revolving Facility Percentage, TIMES (B) the aggregate Letter of Credit Outstandings, equals the General Revolving Commitment of such Lender at such time. In addition, no General Revolving Loans shall be incurred at any time if after giving effect thereto the Borrowers would be required to prepay Revolving Loans in accordance with section 5.2(b).

                  (b) SWING LINE REVOLVING FACILITY. Loans to the Borrowers under the Swing Line Revolving Facility (each a "SWING LINE REVOLVING LOAN" and, collectively, the "SWING LINE REVOLVING LOANS") (i) shall be made only by the Swing Line Lender, (ii) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (iii) shall be made only in U.S. Dollars; (iv) shall have a maturity of one Business Day; (v) may only be incurred as a Money Market Rate Loan; (vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (vii) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment less the aggregate Letter of Credit Outstandings exceeds the outstanding Swing Line Revolving Loans; and (vii) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Revolving Commitment at such time.

         2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS. (a) The aggregate principal amount of each Borrowing by the Borrowers shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrowers on any day, PROVIDED that (i) if there are two or more Borrowings on a single day under the

General Revolving Facility which consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period or be in a different currency, (ii) only one Borrowing under the Swing Line Revolving Facility may be made on any single day, and (iii) at no time shall there be more than five Borrowings under the General Revolving Facility consisting of Eurodollar Loans outstanding hereunder.

         (b) All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         2.3. PROCEDURES FOR BORROWING. (A) NOTICE OF BORROWING. Whenever a Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office,

                  (A) BORROWINGS UNDER THE GENERAL REVOLVING FACILITY: in the case of any Borrowing under the General Revolving Facility of (1) Eurodollar Loans denominated in U.S. Dollars to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or (2) Prime Rate Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least same Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), or

                  (B) BORROWINGS UNDER THE SWING LINE REVOLVING FACILITY: in the case of any Borrowing under the Swing Line Revolving Facility, prior to 12:00 noon (local time at its Notice Office), at least same Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), or

                  (C) EURODOLLAR LOANS IN ALTERNATIVE CURRENCIES: in the case of any Borrowing under the General Revolving Facility consisting of Eurodollar Loans denominated in an Alternative Currency to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least five Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent).

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the Facility under which the Borrowing is to be incurred; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Prime Rate Loans, Eurodollar Loans (and if in an Alternative Currency, specifying the requested currency) or Money Market Rate Loans; and (v) if the requested Borrowing consists of Eurodollar Loans, the Interest Period to be initially applicable thereto. If the Borrower fails to specify in a Notice of Borrowing the Interest Period for any Eurodollar Loans, such Interest Period shall be deemed to be one month. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under the applicable Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (b) BORROWINGS OF MONEY MARKET RATE LOANS. Whenever a Borrower proposes to submit a Notice of Borrowing with respect to Swing Line Revolving Loans which will be Money Market Rate Loans, it will prior to submitting such Notice of Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed interest rate (the "QUOTED RATE") to be applicable thereto. Nothing herein shall be deemed to permit any Lender other than the Swing Line Lender any right of approval with respect to a Quoted Rate.

         (c) ACTIONS BY ADMINISTRATIVE AGENT ON TELEPHONE NOTICE. Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of that Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         (d) EURODOLLAR LOANS IN ALTERNATIVE CURRENCIES. In the case of a proposed Borrowing under the General Revolving Facility comprised of Eurodollar Loans denominated in an Alternative Currency, the obligation of any Lender to make its Eurodollar Loan in the requested Alternative Currency as part of such Borrowing is subject to:

                  (1) if such requested Alternative Currency is Euros, German Marks, Pounds Sterling or Yen , the confirmation by the Administrative Agent to the Borrower making the request not later than the fourth Business Day before the requested date of such Borrowing that such Alternative Currency is readily and freely transferable and convertible into Dollars, or

                  (2) if such requested Alternative Currency is not Euros, German Marks, Pounds Sterling or Yen, such requested Alternative Currency shall be acceptable to such Lender (which acceptability shall be presumed if such Lender fails to notify the Administrative Agent in writing not later than the third Business Day before the requested date of such Borrowing that such Alternative Currency is not acceptable to such Lender (any such notice of unacceptability of an Alternative Currency shall be notified immediately by the Administrative Agent to the Borrower making the request)).

         Notwithstanding any provision hereof to the contrary, if the Administrative Agent shall not have provided the confirmation referred to in clause (1) above, or any affected Lender shall have so notified the Administrative Agent that a particular Alternative Currency is not acceptable to it as provided in clause (2) above, the Administrative Agent shall promptly notify the Borrower making the request for Borrowing and each affected Lender thereof, whereupon the Notice of Borrowing relating thereto shall be considered withdrawn and the Borrowing requested in such Notice of Borrowing shall not occur.

         2.4. DISBURSEMENT OF FUNDS. (a) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the Facility under which any Borrowing pursuant to such Notice of Borrowing is to be made will make available its PRO RATA share, if any, of each Borrowing under such Facility requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars, except in the case of Eurodollar Loans denominated in an Alternative Currency, in which case the amounts shall be made available to the Administrative Agent in that Alternative Currency, and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower making the request by depositing to their account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to a Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by a Borrower or the Borrowers, the then applicable rate of interest, calculated in accordance with section 2.8, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.11).

         (b ) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.1 or 4.2 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         2.5. REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS. (a) If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Revolving Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "NOTICE OF SWING LINE REFUNDING"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with General Revolving Commitments and, unless an Event of Default specified in section 10.1(g) in respect of a Borrower has occurred, also to the Borrowers. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Borrowers of a Notice of Borrowing requesting General Revolving Loans consisting of Prime Rate Loans in the amount of the Swing Line Revolving Loans to which it relates. Each Lender with a General Revolving Commitment (including the Swing Line Lender, in its capacity as a Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) below) to make a General Revolving Loan to the Borrowers in an amount equal to such Lender's General Revolving Facility Percentage of the aggregate amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such General Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such General Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding related. The Borrowers irrevocably and unconditionally agree that, notwithstanding anything to the contrary contained in this Agreement, General Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute General Revolving Loans hereunder consisting of Prime Rate Loans.

         (b ) If prior to the time a General Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(g) shall have occurred in respect of a Borrower or if one or more of the Lenders with General Revolving Commitments shall determine that it is legally prohibited from making a General Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than the Swing Line Lender) so prohibited, as the case may be, shall, on the date such General Revolving Loan would have been made by it (the "PURCHASE DATE"), purchase an undivided participating interest in the outstanding Swing Line Revolving Loans to which such Notice of Swing Line Refunding related, in an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to such Lender's General Revolving Facility Percentage of such Swing Line Revolving Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing, such Lender's participating interest in such Swing Line Revolving Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

         (c ) Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrowers on account of the related Swing Line Revolving Loans, the Swing Line Lender will promptly distribute to such Lender its General Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (d ) Each Lender's obligation to make General Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized General Revolving Commitment, taking into account all outstanding participations in connection with Swing Line Refundings) shall be subject to the conditions that:

                  (i ) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof, and

                  (ii ) at the time the Swing Line Revolving Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, a Borrower, or any other person, may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrowers; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

         2.6. NOTES AND LOAN ACCOUNTS. (a) FORMS OF NOTES. The Borrowers' obligation to pay the principal of, and interest on, the Loans made to the Borrowers by each Lender shall be evidenced (i) if General Revolving Loans, by a promissory note substantially in the form of Exhibit A-1 with blanks appropriately completed in conformity herewith (each a "GENERAL REVOLVING NOTE" and, collectively, the "GENERAL REVOLVING NOTES"), and (ii) if Swing Line Revolving Loans, by a promissory note substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (the "SWING LINE REVOLVING NOTE").

         (b ) GENERAL REVOLVING NOTES. The General Revolving Note issued to a Lender with a General Revolving Commitment shall: (i) be executed by the Borrowers; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the General Revolving Commitment of such Lender and be payable in the principal amount of General Revolving Loans evidenced thereby;
(iv) mature on the Maturity Date; (v) bear interest as provided in section 2.8 in respect of the Prime Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c ) SWING LINE REVOLVING NOTE. The Swing Line Revolving Note issued to the Swing Line Lender shall: (i) be executed by the Borrowers; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Swing Line Revolving Commitment of such Lender and be payable in the principal amount of Swing Line Revolving Loans evidenced thereby; (iv) provide that any Swing Line Revolving Loan evidenced shall mature on the first Business Day following the date such Swing Line Revolving Loan was made; (v) bear interest as provided in section 2.8; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d ) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (e ) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the particular Facility under which such Loan was made, and the Interest Period or maturity date and applicable interest rate if such Loan is a Eurodollar Loan or Money Market Rate Loan, and if a Eurodollar Loan in an Alternative Currency, the applicable Alternative Currency, (ii) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (f ) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.6(d) and (e) shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay or prepay the Loans in accordance with the terms of this Agreement.

         (g ) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrowers, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrowers' obligations in respect of such Loans.

         2.7. CONVERSIONS OF GENERAL REVOLVING LOANS. The Borrowers shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of their General Revolving Loans of one Type owing by it into a Borrowing or Borrowings pursuant to the General Revolving Facility of another Type of Loans which can be made pursuant to such Facility, PROVIDED that:

                  (a ) no partial Conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

                  (b ) any Conversion of Eurodollar Loans denominated in Dollars into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans;

                  (c ) Prime Rate Loans may only be Converted into Eurodollar Loans denominated in Dollars if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree; and

                  (d ) Prime Rate Loans may not be Converted into Eurodollar Loans during any period when such Conversion is not permitted under section 2.10; and

                  (e ) Borrowings of Eurodollar Loans resulting from this
         section 2.7 shall conform to the requirements of section 2.2(a).

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, (i) no General Revolving Loans denominated in an Alternative Currency may be Converted, in whole or in part, into General Revolving Loans of another Type, and (ii) no General Revolving Loan denominated in any currency may be redenominated into any other currency. Each such Conversion shall be effected by the Borrowers giving the Administrative Agent at its Notice Office, prior to 12:00 noon (local time at such Notice Office), at least three Business Days', in the case of Conversion into a Eurodollar Loan denominated in Dollars (or prior to 12:00 noon (local time at such Notice Office) same Business Day's, in the case of a Conversion into Prime Rate Loans), prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any General Revolving Loans out of the proceeds of other General Revolving Loans by the Borrowers is not considered a Conversion of General Revolving Loans into other General Revolving Loans.

         2.8. INTEREST. (a ) INTEREST RATE FOR PRIME RATE LOANS. During such periods as a General Revolving Loan is a Prime Rate Loan, the unpaid principal amount thereof shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time PLUS the Applicable Prime Rate Margin (as defined below) in effect from time to time.

         (b ) INTEREST RATE FOR EURODOLLAR LOANS. During such periods as a General Revolving Loan is a Eurodollar Loan, the unpaid principal amount thereof shall bear interest at a rate per annum which shall at all times during any Interest Period applicable thereto be the relevant Adjusted Eurodollar Rate for such Interest Period PLUS the Applicable Eurodollar Margin (as defined below) in effect from time to time.

         (c ) INTEREST RATE FOR MONEY MARKET RATE LOANS. During such period as a Swing Line Revolving Loan is a Money Market Rate Loan, the unpaid principal amount thereof shall bear interest at the rate per annum which shall be equal to the Quoted Rate therefor.

         (d ) DEFAULT INTEREST. Notwithstanding the above provisions, if a Default under section 10.1(a) or an Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate which is or would be applicable from time to time pursuant to Sections 2.8(a) in respect of Prime Rate Loans and 2.8(b) in respect of Eurodollar Loans. If any amount (other than the principal of and interest on the Loans) payable by the Borrowers under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate which would be applicable under section 2.8(a) to Prime Rate Loans in effect from time to time.

         (e ) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable on the Maturity Date and:

                  (i ) in the case of any Swing Line Revolving Loan, (A) monthly in arrears on the last Business Day of each calendar month, (B) on any prepayment (on the amount prepaid) or when the Swing Line Revolving Commitment is terminated, and (C) after maturity (whether by acceleration or otherwise), on demand; and

                  (ii ) in the case of any General Revolving Loan, (A) which is a Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month, (B) which is a Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (f ) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 12.7(b).

         (g ) INFORMATION AS TO INTEREST RATES. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrowers and the affected Lenders thereof. If the Administrative Agent is unable to determine the Adjusted Eurodollar Rate for any Borrowing of Eurodollar Loans by reference to the Telerate Screen or other information provided by a service organization referred to in clause (i) of the definition of the term Adjusted Eurodollar Rate, then each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Adjusted Eurodollar Rate for any such Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted Eurodollar Rate on the basis of timely information furnished by the remaining Reference Banks.

         (h ) INTEREST MARGINS. As used herein, the term "APPLICABLE PRIME RATE MARGIN", as applied to any Loan which is a Prime Rate Loan, and the term "APPLICABLE EURODOLLAR MARGIN", as applied to any General Revolving Loan which is a Eurodollar Loan, means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrowers' ratio of Consolidated Total Debt to Consolidated EBITDAR and such Pricing Grid Table, and the following provisions:

                  (i ) Initially, until changed hereunder in accordance with the following provisions, the Applicable Prime Rate Margin will be 25 basis points per annum and the Applicable Eurodollar Margin for General Revolving Loans will be 200 basis points per annum.

                  (ii ) Commencing with the fiscal quarter of the Borrowers ended on or nearest to June 30, 2000, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin for any Prime Rate Loan and the Applicable Eurodollar Margin for any Eurodollar Loan in accordance with the Pricing Grid Table, based on the Borrowers' ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDAR for the Testing Period ended on the last day of the fiscal quarter, and identified in such Pricing Grid Table. Changes in the Applicable Prime Rate Margin and the Applicable Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b), as applicable, of the financial statements of the Borrowers, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                  (iii ) Notwithstanding the above provisions, during any period when (A) the Borrowers have failed to timely deliver their consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (B) a Default under section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurodollar Margin shall each be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrowers' ratio of Consolidated Total Debt to Consolidated EBITDAR at such time.

                  (iv ) Any changes in the Applicable Prime Rate Margin or the Applicable Eurodollar Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrowers and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.8(h) shall be conclusive and binding absent manifest error.


                               PRICING GRID TABLE
                           (EXPRESSED IN BASIS POINTS)

------------------------------------------------------------------------------------------------------------------------------------


RATIO OF                                                            APPLICABLE EURODOLLAR       APPLICABLE PRIME       APPLICABLE
CONSOLIDATED TOTAL DEBT                                             MARGIN FOR GENERAL          RATE MARGIN            FACILITY FEE
TO                                                                  REVOLVING LOANS                                    RATE
CONSOLIDATED EBITDAR

------------------------------------------------------------------------------------------------------------------------------------
> 3.00 to 1.00 and < 3.50 to 1.00                                         200.00                     25.00                 30.00

------------------------------------------------------------------------------------------------------------------------------------

> 2.50 to 1.00 and less than or equal to 3.00 to 1.00                     175.00                      -0-                  30.00

------------------------------------------------------------------------------------------------------------------------------------

> 2.00 to 1.00 and less than or equal to 2.50 to 1.00                     150.00                      -0-                  25.00

------------------------------------------------------------------------------------------------------------------------------------

less than or equal to 2.00 to 1.00                                        125.00                      -0-                  25.00

------------------------------------------------------------------------------------------------------------------------------------



         2.9. SELECTION AND CONTINUATION OF INTEREST PERIODS. (a) Each Borrower shall have the right

                  (x) at the time that it gives a Notice of Borrowing or Notice of Conversion in respect of the making of or Conversion into a Borrowing of General Revolving Loans consisting of Eurodollar Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

                  (y) prior to 11:00 A.M. (local time at the Notice Office) on
         (1) the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of General Revolving Loans consisting of Eurodollar Loans denominated in Dollars, and (2) prior to 11:00 A.M. (local time at the Notice Office) on the fifth Business Day prior to the expiration of an Interest Period applicable to a Borrowing of General Revolving Loans consisting of Eurodollar Loans denominated in an Alternative Currency, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or a portion consisting of at least the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of Eurodollar Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "NOTICE OF Continuation"), which Interest Period shall, at the option of the Borrower, for Eurodollar Loans denominated in Dollars, be a one, two, three or six month period, and for Eurodollar Loans denominated in an Alternative Currency, be a one, two or three month period; PROVIDED, that notwithstanding anything to the contrary contained above, the Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.10 and to the following:

                  (i ) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii ) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii ) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv ) no Interest Period for any Eurodollar Loan may be selected which would end after the Maturity Date;

                  (v ) each Borrowing of Eurodollar Loans resulting from any Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

                  (vi ) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree; and

         (b ) If upon the expiration of any Interest Period the Borrowers have failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans denominated in Dollars as provided above, the Borrowers shall be deemed to have elected to Convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period. If upon the expiration of any Interest Period the Borrowers have failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans denominated in an Alternative Currency as provided above, the Borrowers shall be deemed to have elected to Continue such Borrowing as a Eurodollar Loan denominated in such Alternative Currency with a one month Interest Period effective as of the expiration date of such current Interest Period. If the Borrowers fail to specify in a Notice of Continuation the Interest Period for any Eurodollar Loans which will be Continued as Eurodollar Loans, such Interest Period shall be deemed to be one month.

         2.10. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i ) on any date for determining the Adjusted Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the applicable interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; or

                  (ii ) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender reasonably deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii ) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrowers with respect to Eurodollar Loans which have not yet been incurred or converted shall be deemed rescinded by the Borrowers or, in the case of a Notice of Borrowing, shall, at the option of the Borrowers, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrowers shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b ) At any time that any Eurodollar Loan denominated in Dollars is affected by the circumstances described in section 2.10(a)(ii) or (iii), the Borrowers may (and in the case of a Eurodollar Loan denominated in Dollars affected pursuant to section 2.10(a)(iii) the Borrowers shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowers were notified by a Lender pursuant to section 2.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.10(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within five days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.10(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this section 2.10(c) upon the subsequent receipt of such notice.

         (d) At any time that any Eurodollar Loan denominated in an Alternative Currency is affected by the circumstances described in section 2.10(a)(ii) or
(iii), the Borrowers may (and in the case of a Eurodollar Loan denominated in an Alternative Currency affected pursuant to section 2.10(a)(iii) the Borrowers shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowers were notified by a Lender pursuant to section 2.10(a)(ii) or (iii), cancel said Borrowing, or (ii) if the affected Eurodollar Loan is then outstanding, the Borrowers shall immediately prepay in full such Eurodollar Loan and any breakage compensation due under section 2.11.

         2.11. BREAKAGE COMPENSATION. The Borrowers shall compensate each applicable Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Money Market Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent), (A) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not rescinded or withdrawn by the Borrowers or deemed rescinded or withdrawn pursuant to section 2.10), or (B) a Borrowing of Money Market Rate Loans does not occur on a date specified therefor in a Notice of Borrowing; (ii) if any repayment, prepayment, Conversion or Continuation of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans or Money Market Rate Loans is not made on any date specified in a notice of prepayment given by a Borrower; or (iv) as a consequence of (x) any other default by a Borrower to repay its Eurodollar Loans or Money Market Rate Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.10(b). Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits, or in the case of a Eurodollar Loan in an Alternative Currency, deposits in that Alternative Currency, of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such request within ten days after receipt thereof.


         SECTION 2A. LETTERS OF CREDIT.

         2A.1. LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, either Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of that Borrower or any of its Subsidiaries a Letter of Credit (the Borrower so requesting, a "LETTER OF CREDIT OBLIGOR"), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of a Borrower or any Subsidiary of that Borrower incurred in the ordinary course of its business, and such other standby obligations of a Borrower and any Subsidiary of that Borrower that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit, a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $5,000,000 or (y) when added to the aggregate principal amount of all General Revolving Loans and Swing Line Revolving Loans then outstanding, an amount equal to the Total General Revolving Commitment at such time; (ii) no individual Letter of Credit shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and the Required Lenders, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer. In addition, no Letter of Credit shall be issued or increased in amount if after giving effect thereto the Borrowers would be required to prepay General Revolving Loans in accordance with section 5.2(b).

         (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrowers to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' General Revolving Facility Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to General Revolving Loans and Letter of Credit Outstandings in excess of its General Revolving Commitment, and the Borrowers have undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans and Letter of Credit Outstandings in excess of its General Revolving Commitment.

         2A.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrowers shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrowers, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

         (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Borrowers written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

         2A.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrowers hereby agree to reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrowers of such payment or disbursement (which notice to the Borrowers shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to General Revolving Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

         (b) The Borrowers' obligation under this section 2A.3 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which a Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent, or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing or upon any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED, HOWEVER, that the Borrowers shall not be obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

         2A.4. LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a General Revolving Commitment, and each such Lender (each a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's General Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 3.2(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 3.2(c)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the General Revolving Commitments of the Lenders pursuant to section 12.4(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 2A.4 to reflect the new General Revolving Facility Percentages of the assigning and assignee Lender.

         (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

         (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed (or caused any applicable Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 2A.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's General Revolving Facility Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its General Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's General Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its General Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's General Revolving Facility Percentage of any such payment.

         (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 2A.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative

Agent shall promptly pay to each Participant which has paid its General Revolving Facility Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's General Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

         (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off defense or other right which a Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between a Borrower and the beneficiary named in any such Letter of Credit), other than any claim which a Borrower may have against any applicable Letter of Credit Issuer for gross negligence or willful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

                  (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
         Documents: or

                  (v) the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrowers, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective General Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

         2A.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrowers by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrowers shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrowers by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrowers absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this section 2A.5.


         SECTION 3. FEES.

         3.1. FACILITY FEE. (a) The Borrowers agree to pay to the Administrative Agent a Facility Fee ("FACILITY Fee"), for the account of each Non-Defaulting Lender which has a General Revolving Commitment, for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment has been terminated and no General Revolving Loans are outstanding, which Facility Fee, in the case of any such Non-Defaulting Lender, shall be computed on the amount of the General Revolving Commitment of such Non-Defaulting Lender, whether used or unused, at the Applicable Facility Fee Rate in effect from time to time. The Facility Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2000 and ending on the Maturity Date.

         (b) As used herein, the term "APPLICABLE FACILITY FEE RATE" means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.8(h) hereof, based on the Borrowers' ratio of Consolidated Total Debt to Consolidated EBITDAR, and the following provisions:

                  (i) Initially, until changed hereunder in accordance with the following provisions, the Applicable Facility Fee Rate will be 30 basis points per annum.

                  (ii) Commencing with the fiscal quarter of the Borrowers ended on or nearest to June 30, 2000, and continuing for each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Facility Fee Rate in accordance with the Pricing Grid Table, based on the Borrowers' ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDAR for the Testing Period ended on the last day of the fiscal quarter, and identified in such Pricing Grid Table. Changes in the Applicable Facility Fee Rate shall be made and effective as of the same date as is provided in section 2.8(h) in the case of the determination of the Applicable Prime Rate Margin or Applicable Eurodollar Margin.

                  (iii) Notwithstanding the above provisions, during any period when (A) the Borrowers have failed to timely deliver their consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (B) a Default under section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrowers' ratio of Consolidated Total Debt to Consolidated EBITDAR at such time.

                  (iv) Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrowers and the Lenders. Any such determination by the Administrative Agent pursuant to this section 3.1(b) shall be conclusive and binding absent manifest error.

         3.2. CLOSING, LETTER OF CREDIT AND OTHER FEES. (a) The Borrowers shall pay to the Administrative Agent on the Effective Date for their own account and for distribution to each Lender a closing fee of 22.5 basis points of the Commitment of that Lender. The Borrower shall pay to the Administrative Agent on the Effective Date and thereafter for its own account such fees as heretofore and hereafter agreed by the Borrower and the Administrative Agent.

         (b) The Borrowers agree to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its General Revolving Facility Percentage, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), payable on the date of issuance (or any increase in the amount, or renewal or extension) thereof, computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect for General Revolving Loans, on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the account party or beneficiary). The Borrowers also agree to pay additional Letter of Credit Fees, on demand, at the rate of 200 basis points per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under section 10.1(a) or Event of Default is in existence. The Borrowers also agree to pay to the Administrative Agent for its own account a fee for its services as

Administrative Agent in accordance with the agreement between the Borrowers and the Administrative Agent , as in effect from time to time.

         (c) The Borrowers agree to pay directly to each Letter of Credit Issuer, for its own account, a fee in respect of each Letter of Credit issued by it (a "FACING FEE"), payable on the date of issuance (or any increase in the amount, or renewal or extension) thereof, computed at the rate of 1/8 of 1% per annum on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the beneficiary thereof).

         (d) The Borrowers agree to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

         3.3. COMPUTATIONS OF FEES. All computations of Fees under this Agreement shall be made in accordance with section 12.7(b).

         SECTION 4. REDUCTIONS AND TERMINATION OF COMMITMENTS.

         4.1. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, to:

                  (a) terminate the Total Commitment, PROVIDED that (i) all outstanding Loans are contemporaneously prepaid in accordance with section 5.1, and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Borrowers shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Revolving Lenders), or (y) the Borrowers shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrowers hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrowers until the proceeds are applied to the Obligations);

                  (b) terminate the Swing Line Revolving Commitment, PROVIDED that all outstanding Swing Line Revolving Loans are contemporaneously prepaid in accordance with section 5.1;

                  (c) partially and permanently reduce the Unutilized Total General Revolving Commitment, PROVIDED that (i) any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders; (ii) any partial reduction of the Unutilized Total General Revolving Commitment pursuant to this section 4.1(c) shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $5,000,000); and (iii) after giving effect to any such partial reduction of the Unutilized Total General Revolving Commitment, the Total General Revolving Commitment then in effect shall exceed the Swing Line Revolving Commitment then in effect by at least $20,000,000; and/or

                  (d) partially and permanently reduce the Unutilized Swing Line Revolving Commitment, PROVIDED that any partial reduction of the Unutilized Swing Line Revolving Commitment pursuant to this section 4.1(d) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.2. MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment and any obligation to issue Letters of Credit shall terminate (and the Commitment of each Lender shall terminate) on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         (b) The Total General Revolving Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of General Revolving Loans would be made pursuant to section 5.2(d) if General Revolving Loans were then outstanding in the full amount of the Total General Revolving Commitment then in effect, in an amount equal to the required prepayment of principal of General Revolving Loans which would be required to be made in such circumstance. Any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders. The Borrowers will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total General Revolving Commitment pursuant to this section 4.2(b), specifying the date and amount of the reduction.

         SECTION 5. PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. The Borrowers shall have the right to prepay any of their Loans, in whole or in part (except that any Eurodollar Loan denominated in an Alternative Currency may only be paid in whole), without premium or penalty, from time to time on the following terms and conditions:

                  (a) the Borrowers shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of their intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                           (x) 12:00 noon (local time at the Notice Office)
                  three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans denominated in Dollars or 12:00 noon (local time at the Notice Office) five Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans denominated in an Alternative Currency, or

                           (y) 12:00 noon (local time at the Notice Office) one
                  Business day prior to the date of such prepayment, in the case of any prepayment of Prime Rate Loans or Money Market Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                  (b) in the case of prepayment of any Borrowings under the General Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof, in the case of Prime Rate Loans, and at least $2,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans;

                  (c) in the case of prepayment of any Borrowings under the Swing Line Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof;

                  (d) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (e) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

                  (f) each prepayment of Eurodollar Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of Eurodollar Loans, or the maturity date thereof, in the case of Money Market Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.11.

         5.2. MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) IF OUTSTANDING GENERAL REVOLVING LOANS AND SWING LINE REVOLVING LOANS EXCEED TOTAL GENERAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans and the Letter of Credit Outstandings , PLUS (ii) the aggregate outstanding principal amount of Swing Line Revolving Loans, EXCEEDS the Total General Revolving Commitment as then in effect, the Borrowers shall prepay on such date that principal amount of Swing Line Revolving Loans and, after Swing Line Revolving Loans have been paid in full, Unpaid Drawings and General Revolving Loans, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments which are contained in section 5.1. If, after giving effect to the prepayment of Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total General Revolving Commitment as then in effect, the Borrowers shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrowers hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrowers until the proceeds are applied to the Obligations).

                  (b) IF OUTSTANDING SWING LINE REVOLVING LOANS EXCEED UNUTILIZED TOTAL GENERAL REVOLVING Commitment. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds an amount equal to the Unutilized Total General Revolving Commitment as then in effect, the Borrowers shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (c) IF OUTSTANDING SWING LINE REVOLVING LOANS EXCEED SWING LINE REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Swing Line Revolving Commitment at such time, the Borrowers shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (d) CERTAIN PROCEEDS OF ASSET SALES. If during any fiscal year of the Borrowers, the Borrowers and the Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales in an aggregate amount at least equal to $5,000,000, then not later than the third Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of FIRST, Swing Line Revolving Loans and, SECOND, after Swing Line Revolving Loans have been paid in full, General Revolving Loans; PROVIDED, that (i) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (ii) the Borrowers and the Subsidiaries have expected Consolidated Capital Expenditures during the following 12 months, and
         (iii) the Borrowers notify the Administrative Agent of the amount and nature thereof and of their intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent the Borrowers so indicate that such reinvestment will take place. If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrowers will immediately make a prepayment of the outstanding Swing Line Revolving Loans and General Revolving Loans as provided above in an amount, conforming to the requirements as to amount of prepayments contained in section 5.1, at least equal to such remaining amount.

                  (e) CHANGE OF CONTROL. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, together with accrued interest and Fees and any other Obligations, and the Borrowers shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Lenders), or (ii) the Borrowers shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit

         Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrowers hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrowers until the proceeds are applied to the Obligations).

                  (f) PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrowers shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, PROVIDED that (i) the Borrowers shall first so designate all Loans that are Prime Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Any repayment or prepayment of Eurodollar Loans or Money Market Rate Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.11.

         5.3. METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America, or in the case of a Eurodollar Loan in an Alternative Currency, in that currency, at the Payment Office, it being understood that written notice by the Borrowers to the Administrative Agent to make a payment from the funds in the Borrowers' account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) FIRST, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) SECOND, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         5.4. NET PAYMENTS. All payments made by the Borrowers hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by them of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrowers will furnish to the Administrative Agent within 60 days after the date of the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

         5.5. LATE CHARGES. If any principal of any Loan is not paid within 10 days after the Administrative Agent shall have given the Borrowers notice of demand for the payment of the same or within 10 days after any Event of Default described in section 10.1(g) in respect of the Borrowers shall have occurred, or if any interest on any Loan is not paid within 10 days after the same becomes due, THEN and in any such case the Administrative Agent shall have the right to assess a late charge, payable by the Borrowers upon demand, in an amount equal to the greater of $20.00 or 5% of the amount not timely paid. Any such late charge shall be for the account of the Lenders for the benefit of whom such amount was not timely paid and shall be in addition to any other amounts payable by the Borrowers under the Credit Documents.

         SECTION 6. CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lenders to make Loans and the obligation of a Letter of Credit Issuer to issue any Letters of Credit is subject to the satisfaction of each of the following conditions on the Closing Date:

                  (a) EFFECTIVENESS; NOTES. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

                  (b) FEES, ETC. The Borrowers shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 3 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (c) CORPORATE CHARTER AND GOOD STANDING. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, (i) a copy of the Articles or Certificate of Incorporation of each of the Credit Parties and any and all amendments and restatements thereof, certified as of a recent date by the Secretary of State of the state of its organization, and (ii) a certificate the Secretary of State of the state of its organization, dated as of a recent date, listing all charter documents affecting each Credit Party and certifying as to the good standing of each Credit Party.

                  (d) CORPORATE CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrowers and the Guarantors, dated the Closing Date or reasonably prior thereto, substantially in the form attached hereto as Exhibit C, and such certificate shall be satisfactory in form and substance to the Administrative Agent.

                  (e) OPINION OF COUNSEL. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Jones, Day, Reavis & Pogue, special counsel to the Borrowers and the Guarantors, relating to the matters referenced in Exhibit D hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

                  (f) EXISTING CREDIT FACILITIES. Contemporaneously with the Closing Date, the Borrowers shall have terminated the commitments of the Lenders under the existing Amended and Restated Credit Agreement, dated as of December 13, 1994, as amended, and prepaid all borrowings thereunder.

                  (g) EVIDENCE OF INSURANCE. The Administrative Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement.

                  (h) SEARCH REPORTS. The Administrative Agent shall have received completed requests for information on Form UCC-11, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Credit Party in any jurisdiction in which such person maintains an office, together with copies of such financing statements.

                  (i) MATERIAL ADVERSE CHANGE: There shall have occurred no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Borrowers and the Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

                  (j) NO MATERIAL LITIGATION. There shall be no litigation or governmental or regulatory investigation or proceeding pending against or involving the Borrowers or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be reasonably satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

                  (l) SECURITY DOCUMENTS. The Administrative Agent shall have received from the Guarantors the executed Guaranties in the form attached hereto as Exhibit G and from the Borrowers an executed Pledge Agreement in the form attached hereto as Exhibit F, whereby the Borrowers shall pledge the capital stock of each of the following
         Subsidiaries: Williams Advanced Materials Inc., Circuits Processing Technologies, Inc., Brush International, Inc. and Technical Materials, Inc. In connection therewith, the Administrative Agent shall have also received the stock certificate(s) representing 100% of the capital stock of such Subsidiaries, together with executed stock powers and duly endorsed intercompany notes all as described in the Pledge Agreement.

                  (m) CONSIGNMENT ARRANGEMENTS. All Lenders shall have received from the Borrowers true and correct copies of all agreements, instruments and other documents, including all amendments thereto, relating to any Permitted Precious Metal Consignments in effect on the Closing Date.

         6.2. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lenders to make each Loan and the obligation of a Letter of Credit Issuer to issue a Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing or request for the issuance of a Letter of Credit meeting the requirements of section 2.3 with respect to the incurrence of Loans and section 2A.2 with respect to the issuance of Letters of Credit.

                  (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of such Loan or issuance of such Letter of Credit, as the case may be, and also after giving effect thereto, (i) there shall exist no Default or Event of Default, (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date thereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made, and (iii) no Material Adverse Effect shall have occurred.

The acceptance of the benefits of each Loan or Letter of Credit shall constitute a representation and warranty by the Borrowers to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.


         SECTION 7. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrowers make the following representations and warranties to, and agreements with, the Lenders, on a joint and several basis, all of which shall survive the execution and delivery of this Agreement and the making of each Loan and the issuance of each Letter of Credit:

         7.1. CORPORATE STATUS, ETC. Each of the Borrowers and the Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Subsidiary of the Borrowers and sets forth their respective jurisdictions of incorporation or formation, as the case may be, and the percentage of their respective capital stock or partnership interests, as the case may be, owned by the Borrowers or other Subsidiaries. All of the issued and outstanding shares of capital stock or partnership interests, as the case may be, of such Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase shares of any of the Subsidiaries, except as indicated in Annex II.

         7.3. CORPORATE POWER AND AUTHORITY, ETC. Each of the Credit Parties has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each of the Credit Parties has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of that Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to that Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens created under the Credit Documents) upon any of the property or assets of that Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which that Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the articles or certificate of incorporation or code of regulations or bylaws of that Credit Party.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrowers, threatened with respect to the Borrowers or any of the Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by either of the Borrowers pursuant to any of the Credit Documents to which it is a party.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized for lawful purposes not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Loan will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrowers or of the Borrowers and the consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrowers have furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of Brush Wellman and its Subsidiaries as of the end of the fiscal years ended on or nearest to December 31, 1998 and December 31, 1999, and the related audited consolidated statements of income, stockholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of its independent accountants; and (ii) the unaudited consolidated balance sheets of the Borrowers and their Subsidiaries as of March 31, 2000 , and the related unaudited consolidated statements of income and of cash flows of the Borrowers and their subsidiaries for the fiscal quarter or quarters then ended, and a copy of the most recent Form 10-Q Quarterly Report of the Borrowers filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present in all material respects the financial position of the Borrowers and their consolidated Subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

         (b) The Borrowers have delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrowers' Report on Form 10-K as filed (without Exhibits) with the SEC for their fiscal year ended on or nearest to December 31, 1999, which contains a general description of the business and affairs of the Borrowers and the Subsidiaries, and (ii) financial projections prepared by management of the Borrowers for the Borrowers and the Subsidiaries for the fiscal years 2000-2001 (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Borrowers in good faith after taking into account the existing and historical levels of business activity of the Borrowers and the Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrowers and the Subsidiaries to be reasonable at the time. No facts are known to the Borrowers at the date hereof which, if reflected in the Financial Projections, could reasonably be expected to result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no change in the business, operations, property, assets, prospects, liabilities or condition (financial or otherwise) of the Borrowers and the Subsidiaries taken as a whole, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. Each of the Borrowers and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrowers and each of the Subsidiaries have established on their books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrowers know of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrowers and the Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. Each of the Borrowers and each of the Subsidiaries has good and marketable title (or valid Leaseholds, in the case of any leased property), in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrowers and each of the Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrowers, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrowers and such Subsidiaries.

         7.12. LAWFUL OPERATIONS, ETC. Each of the Borrowers and the Subsidiaries (i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, and (ii) is in full compliance with all requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, EXCEPT for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.13. ENVIRONMENTAL MATTERS. (a) Each of the Borrowers and the Subsidiaries is in compliance with all Environmental Laws governing its business, EXCEPT to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) could not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrowers and each of the Subsidiaries under any Environmental Law have been secured and the Borrowers and each of the Subsidiaries is in compliance therewith, EXCEPT for such licenses, permits, registrations or approvals the failure to secure or to comply therewith could not reasonably be expected to have a Material Adverse Effect. No Borrower nor any of the Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrowers or such Subsidiary is a party or which could affect the ability of a Borrower or any Subsidiary to operate any Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, EXCEPT in each such case, such noncompliance, breaches or defaults as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of a Borrower, threatened, which could reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrowers or any of the Subsidiaries or on any property adjacent to any such Real Property, which are known by a Borrower or as to which a Borrower or any Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against a Borrower or any of the Subsidiaries or any Real Property of a Borrower or any of the Subsidiaries, or
(ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrowers or any of the Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance in all material respects with Environmental Laws and could reasonably be expected to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Borrowers with the provisions hereof and Loans and Letters of Credit contemplated hereby will not involve any Prohibited Transaction within the meaning of ERISA or section 4975 of the Code. The Borrowers and each of the Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event has or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrowers or any ERISA Affiliate in respect thereof. No Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Each Plan that is intended to be so qualified under section 401(a) of the Code in fact is so qualified. No Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed prior to the date hereof to the Lenders in writing or on any financial statements of a Borrower or any ERISA Affiliate provided to the Administrative Agent and the Lenders.

         7.15. INTELLECTUAL PROPERTY, ETC. Each of the Borrowers and the Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. No Borrower nor any of the Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. BURDENSOME CONTRACTS; LABOR RELATIONS. No Borrower nor any of the Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of a Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of a Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, (v) is subject to any significant pending or, to the knowledge of a Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of a Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrowers, involved or subject to any union representation organizing or certification matter with respect to the employees of a Borrower or any of the Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrowers and each of the Subsidiaries, on a consolidated basis, which will be outstanding on the Closing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed in Annex III, herein the "EXISTING INDEBTEDNESS"). As and to the extent the Administrative Agent has so requested, the Borrowers have provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed in Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19. YEAR 2000 COMPUTER MATTERS. The Borrowers and the Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the "Year 2000 Computer Issue" (that is, the risk that computer applications used by the Borrowers and the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 2000). Based on such review and program, the Borrowers reasonably believe that the "Year 2000 Computer Issue" could not reasonably be expected to have a Material Adverse Effect.

         7.20. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrowers or any of the Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information hereafter furnished by or on behalf of such person in writing to any Lender in respect of this Agreement or any other Credit Document will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. As of the Effective Date, there is no fact known to the Borrowers or any of the Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.

         7.21. SOLVENCY. Each of the Borrowers and each Subsidiary is Solvent. After giving effect to the transactions contemplated by this Agreement, including all Indebtedness incurred thereby, the Liens granted by the Borrowers in connection therewith and the payment of all fees and expenses related thereto, the Borrowers and each Subsidiary will be Solvent, determined as of the Closing Date.

         7.22. MATERIAL AGREEMENTS. Neither of the Borrowers nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to result in a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness, which default could reasonably be expected to result in a Material Adverse Effect.

         7.23 INSURANCE. Borrower and the Subsidiaries carry insurance on their businesses with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses in localities where Borrower and the Subsidiaries operate, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Property located within a 100-year flood plain) in the amount of the replacement cost of the improvements at such properties;

                  (ii) Comprehensive general liability insurance in an annual minimum aggregate amount of at least $10,000,000, including both primary and excess coverage, or in such other amount as is approved in writing by the Administrative Agent.

         7.24. SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents that grants a Lien creates, as security for the obligations purported to be secured thereby and upon filing of any financing statements in the appropriate office or offices or delivery of possession of the collateral in question to the Administrative Agent, as the case may be, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Administrative Agent, as collateral agent, superior to and prior to the rights of all third persons and subject to no other Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.


         SECTION 8. AFFIRMATIVE COVENANTS.

         The Borrowers, on a joint and several basis, hereby covenant and agree that until such time as the Total Commitment has been terminated, no Notes are outstanding, there are no Letter of Credit Outstandings, and the Loans, together with interest and Fees hereunder and all obligations in respect of Letters of Credit and all other Obligations, have been indefeasibly paid in full:

         8.1. REPORTING REQUIREMENTS. The Borrowers will furnish or cause to be furnished to each Lender and the Administrative Agent:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Parent, the consolidated and consolidating balance sheets of the Parent and the Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and, solely in the case of the consolidated financial statements, accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Parent, which opinion shall be unqualified and shall state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly in all material respects the financial position of the Parent and the Subsidiaries as at the end of such fiscal year and the results of their operations and cash flows for such fiscal year in conformity with GAAP.

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Parent, the unaudited consolidated and (commencing with the fiscal quarter ending March 31, 2001) consolidating balance sheets of the Parent and the Subsidiaries as at the end of such quarterly period and the related unaudited consolidated and (commencing with the fiscal quarter ending March 31, 2001) consolidating statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which financial statements shall be certified as true and correct on behalf of the Parent by a Principal Officer of the Parent, subject to changes resulting from normal year-end audit adjustments.

                  (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of a Principal Officer of the Parent to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.2(e), 9.4(c), 9.5(k), and 9.7 through 9.10, inclusive, of this Agreement, including an identification of the amounts of any financial items of persons or business units acquired by the Borrowers or the Subsidiaries for any periods prior to the date of acquisition which are used in making such calculations.

                  (d) BUDGETS AND FORECASTS. Not later than 60 days after the commencement of each fiscal year of the Parent and the Subsidiaries, a consolidated and consolidating budget in reasonable detail for such entire fiscal year and for each of the fiscal quarters in such fiscal year, and (if and to the extent prepared by management thereof ) for any subsequent fiscal years, as customarily prepared by management for their internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrowers and the Subsidiaries for the period or periods covered thereby, and the principal assumptions upon which forecasts and budget are based.

                  (e) NOTICE OF DEFAULT OR LITIGATION.

                           (i) Promptly, and in any event within three Business
                  Days thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto; and

                           (ii) Promptly, and in any event within three Business
                  Days after any Borrower or Subsidiary obtains knowledge thereof, notice of any litigation or governmental or regulatory investigation or proceeding pending against or involving the Borrowers or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (f) ERISA. Promptly, and in any event within 15 days after the occurrence of any of the following, the Borrowers will deliver to each of the Lenders a certificate on behalf of the Borrowers of an Authorized Officer of the Borrowers setting forth the full details as to such occurrence and the action, if any, that the Borrowers, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrowers, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii) the institution of any steps by the Borrowers,
                  any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Borrowers
                  or any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Borrowers or
                  any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $5,000,000;

                           (v) a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi) that a Plan has an Unfunded Current Liability
                  exceeding $5,000,000;

                           (vii) any material increase in the contingent
                  liability of the Borrowers or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii) the taking of any action by, or the written
                  threat of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (g) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 5 days after the occurrence of any of the following, notice of any of the following environmental matters which involves or could reasonably be expected to result in a Material Adverse Effect: (i) any pending or threatened (in writing) Environmental Claim against a Borrower or any of the Subsidiaries or any Real Property owned or operated by a Borrower or any of the Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by a Borrower or any of the Subsidiaries that (A) results in noncompliance by a Borrower or any of the Subsidiaries with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Claim against a Borrower or any of the Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by a Borrower or any of the Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by a Borrower or any of the Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by a Borrower or any of the Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

                  (h) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements and annual, quarterly or current reports that the Borrowers or any of the Subsidiaries files with the SEC, and promptly upon transmission thereof, each proxy statement, annual report, certificate, notice or other document sent by a Borrower to the holders of any of its securities (or any trustee under any indenture which secures any of its securities or pursuant to which such securities are issued).

                  (i) OTHER INFORMATION. Such other information or documents (financial or otherwise) relating to a Borrower or any of the Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrowers will, and will cause each of the Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrowers and the Subsidiaries in whomsoever's possession, and to examine (and make copies of or take extracts from) the books of account of the Borrowers and the Subsidiaries and discuss the affairs, finances and accounts of the Borrowers and the Subsidiaries with, and be advised as to the same by, their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals upon reasonable notice (except that during the existence of an Event of Default, no notice shall be required) as the Administrative Agent or any of the Lenders may request.

         8.3. INSURANCE. The Borrowers will, and will cause each of the Subsidiaries to, (i) maintain insurance coverage by insurers having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Administrative Agent, and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrowers and the Subsidiaries at the date hereof, but at a minimum shall keep themselves and all of their insurable properties insured at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally done by other business enterprises respectively similar to the Borrowers and the Subsidiaries, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrowers.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Borrowers will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrowers or any of the Subsidiaries; PROVIDED that neither the Borrowers nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrowers will not be considered to be in default of any of the provisions of this sentence if the Borrowers or any Subsidiary fails to pay any such amount or amounts that, individually or in the aggregate, do not exceed $500,000 so long as that matter is being negotiated in good faith with the applicable taxing authority.

         8.5. CORPORATE FRANCHISES. The Borrowers will do, and will cause each of the Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect their corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit any transaction permitted by section
9.2.

         8.6. GOOD REPAIR. The Borrowers will, and will cause each of the Subsidiaries to, ensure that their properties and equipment used or useful in their business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted.

         8.7. COMPLIANCE WITH STATUTES, ETC. Subject to section 8.8, the Borrowers will, and will cause each of the Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, other than those
(i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Notwithstanding, and in addition to, the covenants contained in section 8.7 hereof:

                  (a) The Borrowers will, and will cause each of the Subsidiaries to, (i) comply in all respects with all Environmental Laws applicable to the ownership, lease or use of all Real Property and personal property now or hereafter owned, leased or operated by a Borrower or any of the Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, the noncompliance with which could reasonably be expected to have a Material Adverse Effect; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

                  (b) Without limitation of the foregoing, if a Borrower or any of the Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by a Borrower or any of the Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected in compliance with all Environmental Laws applicable thereto.

                  (c) If required to do so under any applicable order of any governmental agency, the Borrowers will undertake, and cause each of the Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by a Borrower or any of the Subsidiaries in accordance with the requirements of all applicable Environmental Laws and in accordance with such orders of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

         8.9. FISCAL YEARS, FISCAL QUARTERS. No Borrower or any Subsidiary shall change its fiscal year or fiscal quarters, other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrowers' fiscal year and fiscal quarters.

         8.10. HEDGE AGREEMENTS, ETC. In the event the Borrowers or any of the Subsidiaries determine to enter into a Hedge Agreement they may do so, PROVIDED that such Hedge Agreement, when considered in light of other outstanding Hedge Agreements to which that Borrower or Subsidiary is a party, does not expose that Borrower or Subsidiary, as the case may be, to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under such Hedge Agreement. The parties to any Financial Hedge Agreement, the calculation of credit exposure under any Financial Hedge Agreement, any intercreditor issues with the Lenders and the documentation therefor (which shall conform in all respects to ISDA standards) must be reasonably acceptable to the Administrative Agent in all respects.

         8.11. SENIOR DEBT. The Borrowers will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrowers will not be subordinate to, and will in all respects at least rank PARI PASSU with, the claims of every other senior unsecured creditor of the Borrowers, and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Borrowers will be subordinated in like manner to such claims of the Lenders.

         8.12. SECURITY DOCUMENTS.

                  (a) In order to secure the Obligations of the Borrowers, the Parent will pledge as collateral to the Administrative Agent, as collateral agent, the capital stock in each of the following Subsidiaries of the Parent: Williams Advanced Materials Inc., a New York corporation, Circuits Processing Technologies, Inc., a California corporation, Technical Materials, Inc., an Ohio corporation, and Brush International, Inc., an Ohio corporation. In connection with the foregoing stock pledges, the Borrowers will deliver for possession by the Administrative Agent, as collateral agent, the stock certificate(s) representing 100% of the capital stock of such Subsidiaries and execute and deliver to the Administrative Agent, as collateral agent, the Pledge Agreement in the form attached hereto as Exhibit F. The Borrowers will also pledge as collateral to the Administrative Agent, as collateral agent, the capital stock of, or other equity or ownership interest in, any existing Domestic Subsidiary that becomes a Material Subsidiary after the date of this Agreement and of any Domestic Subsidiary created or acquired by a Borrower or any Domestic Subsidiary after the Effective Date. The above-described pledges of capital stock shall grant to the Administrative Agent, as collateral agent, a first priority perfected lien on 100% of the capital stock of each such Domestic Subsidiary that is owned by a Borrower or Domestic Subsidiary, as the case may be.

                  (b) In order to secure the Obligations of the Borrowers, the Borrowers will require and cause any Domestic Subsidiary that becomes a Material Subsidiary after the date of this Agreement to execute and deliver to the Administrative Agent a Guaranty substantially in the form attached as Exhibit G.

                  (c) On or before August 31, 2000, the Parent shall execute and deliver to NCB a guaranty of the Parent in substantially the form attached as Exhibit G under which the Parent will agree to guarantee the obligations of Brush Wellman in respect of the two interest rate swap transactions between NCB and Brush Wellman described on Annex III that relate to Confirmations dated December 6, 1996, and February 27, 1998, in the notional amounts of $60,911,908 and $54,818,486, respectively, in form and substance reasonably satisfactory to NCB.

         SECTION 9. NEGATIVE COVENANTS.

         The Borrowers, on a joint and several basis, hereby covenant and agree that until such time as the Total Commitment has been terminated, no Notes are outstanding, there are no Letter of Credit Outstandings, and the Loans, together with interest and Fees hereunder and all obligations in respect of Letters of Credit and all other Obligations, have been indefeasibly paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Borrowers nor any of the Subsidiaries will engage in any business if, as a result, the general nature of the business which would then be engaged in by that Borrower or that Subsidiary, as the case may be, would be substantially changed from the general nature of the business engaged in by any Borrower or any Subsidiary on the date hereof.

         9.2. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC. The Borrowers will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve their affairs, (2) enter into any transaction of merger or consolidation, (3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of their property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

                  (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom,

                           (i) the merger, consolidation or amalgamation of any
                  Subsidiary of a Borrower with or into a Borrower, PROVIDED a Borrower is the surviving or continuing or resulting corporation;

                           (ii) the Reorganization; or the merger, consolidation
                  or amalgamation of any Subsidiary of a Borrower (other than Brush Wellman) that is not a Guarantor with or into another Subsidiary of a Borrower, PROVIDED that the surviving or continuing or resulting corporation is a Wholly-Owned Subsidiary that is a Domestic Subsidiary directly owned by a Borrower or a Guarantor that is a Wholly-Owned Subsidiary of a Borrower;

                           (iii) the liquidation, winding up or dissolution of
                  any Subsidiary of a Borrower, other than Brush Wellman or a Material Subsidiary;

                           (iv) the transfer or other disposition of any
                  property by any Subsidiary of a Borrower, other than Brush Wellman, a Guarantor or a Subsidiary the capital stock of, or other equity or ownership interest in, is pledged under the Pledge Agreement, to a Borrower or to any Wholly-Owned Subsidiary directly owned by a Borrower;

                           (v) the merger, consolidation or amalgamation of any
                  Guarantor with or into another Guarantor; and

                           (vi) the transfer or other disposition of any
                  property by any Guarantor to a Borrower or to another
                  Guarantor.

                  (b) ACQUISITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, a Borrower or any Subsidiary may make any Acquisition that is a Permitted Acquisition, PROVIDED that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

                  (c) PERMITTED DISPOSITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, a Borrower or any of the Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary, other than Brush Wellman or a Material Subsidiary, owned by a Borrower or any other Subsidiary, other than Brush Wellman or a Material Subsidiary, to any person, or
         (iii) permit any Subsidiary, other than Brush Wellman or a Material Subsidiary, to be merged or consolidated with a person which is not an Affiliate of the Borrowers, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of that Borrower; PROVIDED that:

                           (A) the consideration for such transaction (1)
                  represents fair value (as determined by management of the Parent), and at least 80% of such consideration consists of cash, and (2) does not exceed, when aggregated with the consideration of any other transaction or transactions of any Borrower or any Subsidiary during the then current fiscal year permitted under this section 9.2(c), $10,000,000,

                           (B) in the case of any such transaction involving
                  consideration equal to or in excess of $1,000,000, at least five Business Days prior to the date of completion of such transaction the Borrowers shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrowers by Principal Officers of the Borrowers, which certificate shall contain (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (3) which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto; and

                           (C) contemporaneously with the completion of such
                  transaction the Borrowers prepay their Loans as and to the extent required by section 5.2 hereof; and

                  PROVIDED, FURTHER, that sales or other dispositions of inventory in the ordinary course of business or of obsolete or worn out equipment or fixtures in the ordinary course of business may be effected without compliance with the above provisions and the amount of any such sales or other dispositions shall be excluded from any computations under this section 9.2(c).

                  (d) LEASES. The Borrowers or any of the Subsidiaries may enter into leases of property or assets not constituting Acquisitions, PROVIDED such leases are not otherwise in violation or could cause a violation of section 9.14 of this Agreement or any other provision of this Agreement.

                  (e) CAPITAL EXPENDITURES: The Borrowers and the Subsidiaries shall be permitted to make Consolidated Capital Expenditures, PROVIDED that (A) expenses for mining property, plant and equipment shall not exceed $25,000,000 during any consecutive thirty-six (36) month period, and (B) Consolidated Capital Expenditures, excluding expenses for mining property, plant or equipment, do not during any fiscal year of the Parent exceed the amount specified below:


                  --------------------------------------- ---------------------------------------

                  FISCAL YEAR ENDING                      AMOUNT

                  --------------------------------------- ---------------------------------------

                  December 31, 2000                                     $35,000,000
                  --------------------------------------- ---------------------------------------

                  December 31, 2001                                     $40,000,000
                  --------------------------------------- ---------------------------------------

                  December 31, 2002                                     $45,000,000
                  --------------------------------------- ---------------------------------------

                  December 31, 2003 and each fiscal                     $50,000,000
                  year thereafter
                  --------------------------------------- ---------------------------------------

                  (f) PERMITTED INVESTMENTS. The Borrowers and the Subsidiaries shall be permitted to make the investments permitted pursuant to section 9.5.

         9.3. LIENS. The Borrowers will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrowers or any of the Subsidiaries whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including consignment arrangements and including sales of accounts receivable or notes with or without recourse to the Borrowers or any of the Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

                  (a) STANDARD PERMITTED LIENS: the Standard Permitted Liens and Liens granted to the Administrative Agent on behalf of the Lenders;

                  (b) EXISTING LIENS, ETC.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                  (c) PURCHASE MONEY LIENS: Liens which are placed upon fixed or capital assets, acquired, constructed or improved by a Borrower or any Subsidiary, PROVIDED that (A) such Liens secure Indebtedness permitted by section 9.4(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 30 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Borrowers or any Subsidiary; and

                  (d) INVENTORY CONSIGNMENTS: Liens granted in connection with:
         (i) any Permitted Precious Metal Consignments; and (ii) the Master Copper Lease Agreement, dated February 17, 2000, between Brush Wellman and FP Commodity Master Trust, by its Administrative Agent, Canadian Imperial Bank of Commerce, and only so long as the value, in United States Dollars, of the metals subject to said Master Copper Lease Agreement does not exceed an amount greater than $15,000,000 in the aggregate.

         9.4. INDEBTEDNESS. The Borrowers will not, and will not permit any of the Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrowers or any of the Subsidiaries, EXCEPT:

                  (a) CREDIT DOCUMENTS: Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) EXISTING INDEBTEDNESS: Existing Indebtedness; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof and, if involving a maturity date prior to the Maturity Date or shortening the maturity date to a date prior to the Maturity Date, not involving a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

                  (c) CERTAIN PRIORITY DEBT: to the extent not permitted by the foregoing clauses,

                           (i) Indebtedness consisting of Capital Lease
                  Obligations of the Borrowers and the Subsidiaries,

                           (ii) Indebtedness consisting of obligations under
                  Synthetic Leases of a Borrower and any Subsidiary,

                           (iii) Indebtedness of the Borrowers and the
                  Subsidiaries secured by a Lien referred to in section 9.3(c),

                           (iv) Indebtedness of Foreign Subsidiaries, and

                           (v) any refinancing, extension, renewal or refunding
                  of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice),

         PROVIDED that (A) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrowers would be in compliance with sections 9.2(e), 9.7, 9.8, 9.9 and 9.10, and no Default under Section 10.1(a) or Event of Default shall have occurred and be continuing or would result therefrom; and (B) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease, and using the present value, based on the implicit interest rate, in lieu of principal amount, in the case of any Synthetic Lease) of Indebtedness permitted by this clause (c), shall not exceed with respect to the Borrowers and the Subsidiaries on a consolidated basis, $10,000,000;

                  (d) INTERCOMPANY DEBT: unsecured Indebtedness of any of the Subsidiaries to any Borrower or to a Wholly-Owned Subsidiary of a Borrower;

                  (e) HEDGE AGREEMENTS: Indebtedness of the Borrowers and the Subsidiaries under Hedge Agreements that comply with Section 8.10;

                  (f) GUARANTY OBLIGATIONS: any Guaranty Obligations permitted by section 9.5;

                  (g) CONSIGNMENT OBLIGATIONS: obligations of Brush Wellman and Subsidiaries of the Parent in respect of Permitted Precious Metal Consignments;

                  (h) TAKE OR PAY CONTRACT IN KAZAKHSTAN: Indebtedness incurred by Brush Wellman in connection with a take or pay arrangement for beryllium mined in Kazakhstan pursuant to the Sale and Purchase Agreement, dated as of December 21, 1999, among Brush Wellman, Kazatomprom, Ulba Metallurgical Plant, and NUKEM, Inc., as amended by an amendment that Brush Wellman expects to enter into after the Closing Date, provided that such amendment and any related documents are approved by the Administrative Agent, which approval will not be unreasonably withheld, and that any Indebtedness arising in connection therewith, determined in U.S. Dollars, does not in the aggregate exceed $9,000,000 during any twelve month period;

                  (i) MEDIUM TERM NOTES: Indebtedness incurred by Brush Wellman under any Medium-Term Notes issued pursuant to the Issuing and Paying Agency Agreement, dated as of February 1, 1990, between Brush Wellman and Morgan Guaranty Trust Company of New York or its successor in interest, as amended or modified from time to time, not in excess of $10,000,000 aggregate principal amount outstanding at any time without the prior written consent of the Required Lender, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrowers would be in compliance with sections 9.7, 9.8 and 9.9; and
         (ii) no Default under Section 10.1(a) or Event of Default shall have occurred and be continuing or would result therefrom; and

                  (j) ADDITIONAL UNSECURED DEBT OF THE BORROWERS: additional unsecured Indebtedness of the Borrowers, not in excess of $5,000,000 aggregate principal amount outstanding at any time, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrowers would be in compliance with sections 9.7, 9.8 and 9.9; and (ii) no Default under Section 10.1(a) or Event of Default shall have occurred and be continuing or would result therefrom.

         9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrowers will not, and will not permit any of the Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture, member of a limited liability company or partner of a partnership, or (5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents), EXCEPT:

                  (a) the Borrowers or any of the Subsidiaries may invest in cash and Cash Equivalents;

                  (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                  (c) the Borrowers and the Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including receivables evidenced by a promissory note executed after the account debtor in question fails to make payments when due and including the acceptance of notes by Brush Wellman (Japan) Ltd. in respect of its receivables in the normal course of its business and consistent with its past practice );

                  (d) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business and consistent with past practice;

                  (e) the existing loans, advances, investments and guarantees described in Annex V hereto;

                  (f) investments of the Borrowers and the Subsidiaries in Hedge Agreements that comply with Section 8.10;

                  (g) existing investments in any Subsidiaries shall be permitted, and the creation and holding of any Wholly-Owned Subsidiary and any additional investments in any current or future Wholly-Owned Subsidiary, so long as the Borrowers comply with section 8.12(a) in connection with the creation of any Wholly-Owned Domestic Subsidiary and with section 8.12(b) by causing any Wholly-Owned Domestic Subsidiary that is or becomes a Material Subsidiary to execute and deliver a Guaranty;

                  (h) intercompany loans and advances permitted by section
         9.4(d);

                  (i) the Acquisitions permitted by section 9.2; and loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrowers as a result of an Acquisition permitted by section 9.2 and not created in contemplation thereof, but not any increase in the amount thereof;

                  (j) any unsecured Guaranty Obligation incurred by a Borrower or any Subsidiary with respect to (i) Indebtedness of a Wholly-Owned Subsidiary of a Borrower which is permitted under section 9.4 without restriction upon the ability of the Borrowers or any Subsidiary to guarantee the same, or (ii) other obligations of a Wholly-Owned Subsidiary of the Borrowers which are not prohibited by this Agreement;

                  (k) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by a Borrower), in or to any corporation, partnership, limited liability company, joint venture or other business entity, not otherwise permitted by the foregoing clauses, made after the date hereof (such loans, advances and investments, collectively, "BASKET INVESTMENTS"), PROVIDED that (i) at the time of making any such Basket Investment no Event of Default or Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of Basket Investments which are so made and outstanding at any time, taking into account the repayment of any loans or advances comprising such Basket Investments, shall not, when taken together with the aggregate amount of all Guaranty Obligations of the Borrowers and the Subsidiaries in respect of Indebtedness of persons other than Wholly-Owned Subsidiaries of the Borrowers which are then outstanding, does not exceed $10,000,000 with respect to the Borrowers and the Subsidiaries on a consolidated basis; and

                  (l) the Permitted Precious Metal Consignments.

         9.6. DIVIDENDS, STOCK REPURCHASES, ETC. (a) The Parent will not directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Parent) or other distribution on or in respect of any capital stock of any class of the Parent, whether by reduction of capital or otherwise, EXCEPT that the Parent may make cash dividend payments in respect of its capital stock if (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing at the time of declaration or payment thereof; and (ii) after giving effect thereto the Borrowers will be in compliance, on a PRO FORMA basis, with sections 9.7, 9.8,
9.9 and 9.10.

         (b) The Borrowers will not directly or indirectly make, or permit any of the Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of (x) any of their capital stock of any class (other than for a consideration consisting solely of capital stock of that person), or (y) any warrants, rights or options to acquire or any securities convertible into or exchangeable for any of their capital stock, EXCEPT that the Borrowers may make cash payments for such purposes so long as the moneys used for such purposes are not proceeds of any Loans and if (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing at the time of payment; (ii) after giving effect thereto the Borrowers will be in compliance, on a PRO FORMA basis, with sections 9.7, 9.8, 9.9 and 9.10; and
(iii) at the time of making any such cash payment and after giving effect thereto, the cumulative aggregate amount so expended for such purposes subsequent to the Effective Date does not exceed $10,000,000.

         9.7. RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED TOTAL ADJUSTED CAPITAL. The Borrowers will not at any time permit the ratio, expressed as a percentage, of (x) the amount of Consolidated Total Debt to (y) Consolidated Total Adjusted Capital, to exceed 50.0%.

         9.8. RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDAR. The Borrowers will not at any time permit the ratio of (x) the amount of Consolidated Total Debt at such time to (y) Consolidated EBITDAR for the Testing Period most recently ended, to exceed (i) 3.50 to 1.00 for the Testing Period ending June 30, 2000, (ii) 3.25 to 1.00 for the Testing Periods ending September 30, 2000 and December 31, 2000, (iii) 3.00 to 1.00 for the Testing Periods ending March 31, 2001, June 30, 2001, and September 30, 2001; and (iv) 2.75 to
1.00 for the Testing Periods ending on and after December 31, 2001.

         9.9. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrowers will not at any time permit the Consolidated Fixed Charge Coverage Ratio to be less than
2.00 to 1.00 for any Testing Period.

         9.10. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not at any time permit the Consolidated Tangible Net Worth to be less than $190,731,000 plus an amount equal to forty percent (40%) of the Consolidated Net Income of the Borrowers and the Subsidiaries for the four fiscal quarters ending December 31, 2000 and each December 31 thereafter; provided, that if the Consolidated Net Income of the Borrower and the Subsidiaries for any fiscal year is a negative figure, the Consolidated Net Income of the Borrower and the Subsidiaries for the fiscal year in question shall be treated as zero for the purposes of this section.

         9.11. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Borrowers will not, and will not permit any of the Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of any of the Borrowers or the Subsidiaries having an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease) (other than the Obligations and intercompany loans and advances among the Borrowers and the Subsidiaries permitted by section 9.4(d)); PROVIDED that a Borrower or any Subsidiary may refinance or refund any such Indebtedness not involving an increase in the principal amount thereof and, if involving a maturity date prior to the Maturity Date or shortening the maturity date to a date prior to the Maturity Date, the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease) is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

         9.12. TRANSACTIONS WITH AFFILIATES. The Borrowers will not, and will not permit any Subsidiary that is a Guarantor to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of a Borrower, the other Borrower or any Wholly-Owned Subsidiary that is a Guarantor, and in the case of a Subsidiary that is a Guarantor, a Borrower or another Wholly-Owned Subsidiary that is a Guarantor) other than pursuant to the reasonable requirements of a Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT for the transactions described in Annex VII. The Borrowers will not permit any Subsidiary that is not a Guarantor to enter into any transaction or series of transactions with any Affiliate (other than a Borrower or a Wholly-Owned Subsidiary) other than pursuant to the reasonable requirements of such Subsidiary's business and upon fair and reasonable terms no less favorable to such Subsidiary than would be obtained in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT for the transactions described in Annex VII.

         9.13. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Borrowers will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrowers or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount which is equal to $5,000,000 as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrowers or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply in any material respect with the minimum funding standards of ERISA and the Code with respect to any Plan.

         9.14. CERTAIN LEASES. The Borrowers will not permit the aggregate payments (excluding any property taxes, insurance or maintenance obligations paid by the Borrowers and the Subsidiaries as additional rent or lease payments) by the Borrowers and the Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property for a period exceeding 12 months (including any renewal or similar option periods) (other than any leases constituting Capital Leases, Synthetic Leases or, subject to section 9.12, leases between the Borrowers, between Subsidiaries or between a Borrower and a Subsidiary), to exceed in any fiscal year of the Borrowers an amount greater than 3.50% of the Consolidated Net Worth of the Borrowers as of the date of the financial statements then most recently furnished to the Lenders under section 8.1(a).

         9.15. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Borrowers will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any "negative pledge" covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of a Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of a Borrower or any Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by a Borrower or any Subsidiary of a Borrower, or pay any Indebtedness owed to a Borrower or a Subsidiary of a Borrower, or to make loans or advances to a Borrower or any other Subsidiaries, or transfer any of its property or assets to a Borrower or any other Subsidiaries, EXCEPT for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents or the Master Lease Agreement, dated as of December 30, 1996, between NCB, for itself and certain participants, as lessor, and Brush Wellman, as lessee, and all schedules and exhibits thereto, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under section 9.3(b), (c) or (d), (vi) customary restrictions affecting only a Subsidiary of a Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to section 9.4, excluding any restriction on dividends or distributions to its stockholders (vii) restrictions affecting any Foreign Subsidiary of a Borrower under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to section 9.4, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, excluding any restriction on dividends or distributions to its stockholders (viii) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (ix) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

         SECTION 10. EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Any of the following specified events (each an "EVENT OF DEFAULT") shall constitute an Event of Default hereunder:

                  (a) PAYMENTS: a Borrower shall (i) default in the payment when due of any principal of the Loans; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrowers or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or



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

         required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) CERTAIN COVENANTS: a Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in section 8.1(e)(i), or section 9 of this Agreement; or

                  (d) OTHER COVENANTS: a Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of a Borrower obtaining actual knowledge of such default and (ii) a Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

                  (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: a Borrower or any of the Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations, but including Permitted Precious Metal Consignments) in excess, individually, of $25,000 owed to any Lender or any of their Affiliates, or to any other person, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or circumstance shall exist, the effect of which default or other event or circumstance is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of a Borrower or any of the Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (f) JUDGMENTS: one or more judgments or decrees shall be entered against a Borrower or any of the Subsidiaries involving a liability equal to or more than $5,000,000 in the aggregate for all such judgments and decrees for the Borrowers and the Subsidiaries (excluding any judgment covered by insurance as to which the carrier has adequate claims paying ability and has not reserved its rights), and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (g) BANKRUPTCY, ETC.: a Borrower or any of the Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against a Borrower or any of the Material Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 45 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of a Borrower or any of the Material Subsidiaries; or either of the Borrowers or any of the Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to a Borrower or any of the Material Subsidiaries; or any such proceeding is commenced against a Borrower or any of the Material Subsidiaries to the extent such proceeding is consented to by such person or remains undismissed for a period of 45 days; or a Borrower or any of the Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or a Borrower or any of the Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 45 days; or a Borrower or any of the Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by a Borrower or any of the Material Subsidiaries for the purpose of effecting any of the foregoing; or

                  (h) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(f) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (I) MATERIAL ADVERSE CHANGE: There shall have occurred a change in the business, operations, property, assets, prospects, liabilities or condition (financial or otherwise) of the Borrowers and the Subsidiaries that has had or that could reasonably be expected to result in a Material Adverse Effect.

                  (J) OTHER CREDIT DOCUMENTS: the Pledge Agreement, any Guaranty or any other Credit Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation under a Credit Document (other than this Agreement) to which it is a party and such default shall continue unremedied for a period of at least 30 days (or such other longer cure period permitted under the applicable Credit Document) after the earlier of (i) an officer of a Borrower obtaining actual knowledge of such default and (ii) after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations under a Credit Document to which it is a party otherwise than in strict compliance with the terms thereof.

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, for itself or as collateral agent or otherwise, or any Lender to enforce its claims against the Borrowers or any other Credit Party (PROVIDED that, if an Event of Default specified in section 10.1(g) shall occur, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses
(i), (ii) and (iii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment and the obligation to issue Letters of Credit terminated, whereupon the Commitment and any such obligation of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and/or (iii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as cash collateral for their Obligations under the Credit Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such cash collateral to the Parent.

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (1) FIRST, to the payment of all expenses (to the extent not paid by the Borrowers) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                  (2) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (3) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent or any Lender under this Agreement;

                  (4) FOURTH, to the payment PRO RATA of the principal balance then owing on the outstanding Loans and Unpaid Drawings;

                  (5) FIFTH, to the payment PRO RATA of all other amounts owed by the Borrowers to the Administrative Agent or any Lender under this Agreement or any other Credit Document;

                  (6) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrowers to the Administrative Agent or any Lender or any Affiliate of any of the foregoing under any other agreement, instrument or document, so long as the Administrative Agent is provided with a true and correct copy thereof and such person timely certifies to the Administrative Agent the amount or amounts due and owing thereunder; and

                  (7) FINALLY, any remaining surplus after all of the Obligations and obligations described in clause (6) above have been paid in full, to the Parent or to whomsoever shall be lawfully entitled thereto.


         SECTION 11. THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender and as collateral agent under the Pledge Agreement, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrowers and the Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers or any of the Subsidiaries.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or of the Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrowers or any Subsidiary of the Borrowers or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of the Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrowers or any of the Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of the Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 12.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any of the Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and the Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and the Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers or any of the Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective General Revolving Loans and Unutilized General Revolving Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers, the Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder or as collateral agent under the Pledge Agreement. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent and the collateral agent under the Pledge Agreement upon not less than 20 Business Days' notice to the Lenders and the Borrowers. The Administrative Agent may be removed as the Administrative Agent for cause upon not less than 20 Business Days' notice to the Administrative Agent and the Borrowers from the Required Lenders. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, subject to prior approval by the Borrowers if no Default under Section 10.1(a) or Event of Default has occurred and is continuing (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

         SECTION 12. MISCELLANEOUS.

         12.1. PAYMENT OF EXPENSES ETC. (a) Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Baker & Hostetler LLP, special counsel to the Administrative Agent.

         (b) The Borrowers agree to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by the Borrowers, including, without limitation, the reasonable fees and disbursements of Baker & Hostetler LLP, special counsel to the Administrative Agent.

         (c) The Borrowers agree to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement against the Borrowers of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation,
(i) the reasonable fees and disbursements of Baker & Hostetler LLP, special counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

         (d) The Borrowers agree to pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

         (e) The Borrowers agree to indemnify the Administrative Agent, each Lender, and their respective officers, directors, trustees, employees, representatives, agents and Affiliates, and the successors and assigns of any of the foregoing (collectively, the "INDEMNITIES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                  (i) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

                  (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrowers or any of their past or then current Subsidiaries or Affiliates or any of their predecessors in interest, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrowers or any of their past or current Subsidiaries or any of their respective Affiliates or any of their predecessors in interest, if the Borrowers or any such Subsidiary or Affiliate could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrowers or any of the Subsidiaries or any of their respective Affiliates, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each of its Affiliates is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or Affiliate (including, without limitation, by branches and agencies of such Lender or Affiliate wherever located) to or for the credit or the account of the Borrowers against and on account of the Obligations and liabilities of the Borrowers to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrowers purchased by such Lender pursuant to section 12.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         12.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission, e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrowers, at Brush Engineered Materials Inc, at 17876 St. Clair Avenue, Cleveland, Ohio 44110, Attention: Treasurer (the Borrowers acknowledge and agree that any notice to the Borrowers provided for or required herein shall be sufficient as notice to all of the Borrowers if sent to the foregoing address); if to any Lender at its address specified for such Lender in Annex I hereto; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, transmitted or cabled or sent by overnight courier, and shall be effective when received.

         12.4. BENEFIT OF AGREEMENT. (a) SUCCESSORS AND ASSIGNS GENERALLY. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender), and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).



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

         (b) PARTICIPATIONS. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to any person, PROVIDED that in the case of any such participation,

                  (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

                  (v) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.10 and 2.11 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend any interim or final date on or by which any Loan in which such participant is participating may be incurred, or on which any such Loan or Unpaid Drawing is scheduled to be repaid, prepaid or mature, extend the expiration date of any Letter of Credit in which such participant is participating beyond the Maturity Date, or extend any interim or final date on which any Commitment in which such participant is participating is scheduled to expire or terminate, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), or release of all or a substantial portion of the collateral pledged under the Pledge Agreement or release of a Borrower from any obligations hereunder or any Guarantor from its Guaranty, or (y) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement.

         (c) ASSIGNMENTS BY LENDERS. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that

                  (i) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $5,000,000,

                  (ii) the Swing Line Lender may only assign its Swing Line Revolving Commitment and its Swing Line Revolving Loans as an entirety and only if the assignee thereof is or becomes a Lender with a General Revolving Commitment,

                  (iii) at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

                  (iv) upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

                  (v) in the case of clause (y) only, the consent of the Administrative Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

                  (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500,

and, PROVIDED FURTHER, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

         To the extent of any assignment pursuant to this section 12.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

         At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms. To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(c) would, at the time of such assignment, result in increased costs under section
2.10 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type referred to above in this sentence resulting from changes after the date of the respective assignment).

         Nothing in this section 12.4(c) shall prevent or prohibit (i) any Lender which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender which is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

         (d) NO SEC REGISTRATION OR BLUE SKY COMPLIANCE. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (e) REPRESENTATIONS OF LENDERS. Each Lender initially party to this Agreement hereby represents, and each person that becomes a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 12.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         12.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between a Borrower or the Borrowers and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on a Borrower in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

         12.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at its Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         12.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Eurodollar Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of Facility Fees and other fees and interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrowers hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrowers hereby further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at the address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

         (b) The Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

         12.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

         12.10. EFFECTIVENESS; INTEGRATION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrowers and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed or sent by overnight courier to it. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

         12.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be amended, waived or otherwise modified UNLESS such amendment, waiver or other modification is in writing and signed by the Borrowers and the Required Lenders, PROVIDED that no such amendment, waiver or other modification shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                  (a) extend any interim or final date on or by which any Loan to be made by such Lender may be incurred, or on which any such Loan or Unpaid Drawing is scheduled to be repaid, prepaid or mature, or extend the expiration date of any Letter of Credit beyond the Maturity Date, or extend any interim or final date on which any Commitment of such Lender is scheduled to expire or terminate, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase any Commitment of such Lender over the amount thereof then in effect, or release all or a substantial portion of the collateral pledged under the Pledge Agreement, or release a Borrower from its obligations hereunder or any Guarantor from its Guaranty

                  (b) change the definition of the term "Change of Control" or any of the provisions of section 4.2 or 5.2 which are applicable upon a Change of Control,

                  (c) change the definition of the term "Permitted Acquisition" or any of the provisions of section 9.2(b) which are applicable to Permitted Acquisitions which would have the effect of depriving such Lender of its rights with respect to "hostile acquisitions" as contemplated by such definition,

                  (d) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

                  (e) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or

                  (f) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement.

No provision of section 11 may be amended without the consent of the Administrative Agent.

         12.13. SURVIVAL. All indemnities set forth herein including, without limitation, in section 2.10, 2.11, 5.4, 11.7, 12.1, 12.15 and 12.16, shall survive the execution and delivery of this Agreement and the making, prepayment and repayment of Loans.

         12.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrowers shall not be responsible for costs arising under section 2.10 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

         12.15. JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any of the Notes in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given.

         (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchases U.S. Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

         12.16. LENDER REGISTER. The Borrowers hereby designate the Administrative Agent to serve as their agent, solely for purposes of this section 12.16, to retain a copy of each Assignment Agreement delivered to and accepted by it and to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of such Lenders to the Borrowers, the Loans made to the Borrowers by each of such Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(c). The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16. The Lender Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.17. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrowers, any Lender or the Administrative Agent or any other person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of the Administrative Agent or any other Lender, for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrowers, each Lender and the Administrative Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.18. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrowers, to any of the Subsidiaries or Affiliates, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrowers agree, on behalf of themselves and the Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         12.19. LENDERS AND AGENTS NOT FIDUCIARY TO BORROWERS, ETC. The relationship among the Borrowers and the Subsidiaries and Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Borrowers and/or any of the Subsidiaries and Affiliates, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         12.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Notes and any other documents the forms of which are attached as Exhibits hereto and any other Credit Documents, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrowers or any of the Subsidiaries or Affiliates pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         12.21. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

         12.22. OBLIGATIONS OF BORROWERS. All obligations, liabilities, covenants and agreements of the Borrowers in this Agreement and any other Credit Document shall be joint and several, whether or not expressly so stated, and the joint obligation of each Borrower shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any act or omission to act or delay of any kind by the other Borrower, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of that Borrowers' obligations under this Agreement and the other Credit Documents. Any right exercisable, direction or notice that may be given or request that may be made by the Borrowers under or in respect of this Agreement or any other Credit Document may be exercised, given or made by either Borrower, and the other Borrower acknowledges and agrees that in that case it shall be bound by the other Borrower. In the event that any exercise of a right, direction, notice or request made by a Borrower violates or in any manner conflicts with or is inconsistent with that of the other Borrower, the Administrative Agent and the Lenders will deem the exercise, direction, notice or request of the Parent as binding on the Borrowers and may ignore those of any other Borrower.



               [The balance of this page is intentionally blank.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:                                             BRUSH ENGINEERED MATERIALS INC.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
         Fax:  (216) 481-2523                                 By:_________________________________
                                                              Title:______________________________

Address:                                             BRUSH WELLMAN INC.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
         Fax:  (216) 481-2523                                 By:_________________________________
                                                              Title:______________________________


Address:                                             NATIONAL CITY BANK,
Deliveries:                                                   for itself and as the Swing Line
                                                              Lender and as Administrative Agent
         Large Corporate Division
         1900 East Ninth Street
         Cleveland, Ohio 44114-3484                           By:_________________________________
         Fax:  (216) 222-0003                                 Title:______________________________

Mail:
         Large Corporate Division, Loc. #2077
         P.O. Box 5756
         Cleveland, Ohio 44101


Address:                                             FIFTH THIRD BANK, NORTHEASTERN OHIO

         1404 East Ninth Street
         Cleveland, Ohio 44114                                By:_________________________________
         Fax:  (216) 274-5507                                 Title:______________________________


Address:                                             BANK ONE, MICHIGAN

         611 Woodward
         Detroit, Michigan 48226                              By:_________________________________
         Fax:  (313) 225-1212                                 Title:______________________________


Address:                                             HARRIS TRUST AND SAVINGS BANK

         P.O. Box 755 (111/10W)
         Chicago, Illinois 60690-0755                         By:_________________________________
         Fax:  (312) 461-5225                                 Title:______________________________


Address:                                             FIRSTAR BANK, N.A.

         1350 Euclid Avenue, ML 4432
         Cleveland, Ohio 44115                                By:_________________________________
         Fax:  (216) 623-9208                                 Title:______________________________

================================================================================




                                CREDIT AGREEMENT

                                   DATED AS OF
                                  JUNE 30, 2000




                                      AMONG

                               BRUSH WELLMAN INC.

                                       AND

                        BRUSH ENGINEERED MATERIALS, INC.

                                AS THE BORROWERS

                                       AND

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   AS LENDERS



                               NATIONAL CITY BANK
                     AS A LENDER, THE SWING LINE LENDER AND
                             AS ADMINISTRATIVE AGENT






================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


SECTION 1.           DEFINITIONS AND TERMS.......................................................................1

         1.1.        CERTAIN DEFINED TERMS.......................................................................1
         1.2.        COMPUTATION OF TIME PERIODS................................................................17
         1.3.        ACCOUNTING TERMS...........................................................................17
         1.4.        TERMS GENERALLY............................................................................17
         1.5.        CURRENCY EQUIVALENTS.......................................................................18

SECTION 2.           AMOUNT AND TERMS OF LOANS..................................................................18

         2.1.        COMMITMENTS FOR LOANS......................................................................18
         2.2.        MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS.......................................18
         2.3.        PROCEDURES FOR BORROWING...................................................................19
         2.4.        DISBURSEMENT OF FUNDS......................................................................20
         2.5.        REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS..............................21
         2.6.        NOTES AND LOAN ACCOUNTS....................................................................22
         2.7.        CONVERSIONS OF GENERAL REVOLVING LOANS.....................................................23
         2.8.        INTEREST...................................................................................23
         2.9.        SELECTION AND CONTINUATION OF INTEREST PERIODS.............................................25
         2.10.       INCREASED COSTS, ILLEGALITY, ETC...........................................................26
         2.11.       BREAKAGE COMPENSATION......................................................................28

SECTION 2A.          LETTERS OF CREDIT..........................................................................28

         2A.1.       LETTERS OF CREDIT..........................................................................28
         2A.2.       LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE.............................................29
         2A.3.       AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS...............................................29
         2A.4.       LETTER OF CREDIT PARTICIPATIONS............................................................30
         2A.5.       INCREASED COSTS............................................................................31

SECTION 3.           FEES.......................................................................................32

         3.1.        FACILITY FEE...............................................................................32
         3.2.        CLOSING AND OTHER FEES.....................................................................32
         3.3.        COMPUTATIONS OF FEES.......................................................................33

SECTION 4.           REDUCTIONS AND TERMINATION OF COMMITMENTS..................................................33

         4.1.        VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS.............................................33
         4.2.        MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC......................................33

SECTION 5.           PAYMENTS...................................................................................34

         5.1.        VOLUNTARY PREPAYMENTS......................................................................34
         5.2.        MANDATORY PREPAYMENTS......................................................................34

         5.3.        METHOD AND PLACE OF PAYMENT................................................................36
         5.4.        NET PAYMENTS...............................................................................36
         5.5.        LATE CHARGES...............................................................................37

SECTION 6.           CONDITIONS PRECEDENT.......................................................................37

         6.1.        CONDITIONS PRECEDENT AT CLOSING DATE.......................................................37
         6.2.        CONDITIONS PRECEDENT TO ALL LOANS..........................................................38

SECTION 7.           REPRESENTATIONS AND WARRANTIES.............................................................39

         7.1.        CORPORATE STATUS, ETC......................................................................39
         7.2.        SUBSIDIARIES...............................................................................39
         7.3.        CORPORATE POWER AND AUTHORITY, ETC.........................................................39
         7.4.        NO VIOLATION...............................................................................39
         7.5.        GOVERNMENTAL APPROVALS.....................................................................39
         7.6.        LITIGATION.................................................................................40
         7.7.        USE OF PROCEEDS; MARGIN REGULATIONS........................................................40
         7.8.        FINANCIAL STATEMENTS, ETC..................................................................40
         7.9.        NO MATERIAL ADVERSE CHANGE.................................................................40
         7.10.       TAX RETURNS AND PAYMENTS...................................................................40
         7.11.       TITLE TO PROPERTIES, ETC...................................................................40
         7.12.       LAWFUL OPERATIONS, ETC.....................................................................41
         7.13.       ENVIRONMENTAL MATTERS......................................................................41
         7.14.       COMPLIANCE WITH ERISA......................................................................41
         7.15.       INTELLECTUAL PROPERTY, ETC.................................................................42
         7.16.       INVESTMENT COMPANY.........................................................................42
         7.17.       BURDENSOME CONTRACTS; LABOR RELATIONS......................................................42
         7.18.       EXISTING INDEBTEDNESS......................................................................42
         7.19.       YEAR 2000 COMPUTER MATTERS.................................................................42
         7.20.       TRUE AND COMPLETE DISCLOSURE...............................................................42
         7.21.       SOLVENCY...................................................................................43
         7.22.       MATERIAL AGREEMENTS........................................................................43
         7.23        INSURANCE..................................................................................43
         7.24.       SECURITY INTERESTS.........................................................................43

SECTION 8.           AFFIRMATIVE COVENANTS......................................................................43

         8.1.        REPORTING REQUIREMENTS.....................................................................43
         8.2.        BOOKS, RECORDS AND INSPECTIONS.............................................................45
         8.3.        INSURANCE..................................................................................45
         8.4.        PAYMENT OF TAXES AND CLAIMS................................................................46
         8.5.        CORPORATE FRANCHISES.......................................................................46
         8.6.        GOOD REPAIR................................................................................46
         8.7.        COMPLIANCE WITH STATUTES, ETC..............................................................46
         8.8.        COMPLIANCE WITH ENVIRONMENTAL LAWS.........................................................46
         8.9.        FISCAL YEARS, FISCAL QUARTERS..............................................................47
         8.10.       HEDGE AGREEMENTS, ETC......................................................................47

         8.11.       SENIOR DEBT................................................................................47
         8.12.        STOCK PLEDGE..............................................................................47

SECTION 9.           NEGATIVE COVENANTS.........................................................................48

         9.1.        CHANGES IN BUSINESS........................................................................48
         9.2.        CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC......................................48
         9.3.        LIENS......................................................................................49
         9.4.        INDEBTEDNESS...............................................................................50
         9.5.        ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS......................................51
         9.6.        DIVIDENDS, STOCK REPURCHASES, ETC..........................................................52
         9.7.        RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED TOTAL ADJUSTED CAPITAL....................53
         9.8.        RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA....................................53
         9.9.        CONSOLIDATED FIXED CHARGE COVERAGE RATIO...................................................53
         9.10.       CONSOLIDATED TANGIBLE NET WORTH............................................................53
         9.11.       PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC............................................53
         9.12.       TRANSACTIONS WITH AFFILIATES...............................................................53
         9.13.       PLAN TERMINATIONS, MINIMUM FUNDING, ETC....................................................54
         9.14.       CERTAIN LEASES.............................................................................54
         9.15.       LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS...............................................54

SECTION 10.          EVENTS OF DEFAULT..........................................................................54

         10.1.       EVENTS OF DEFAULT..........................................................................54
         10.2.       ACCELERATION, ETC..........................................................................56
         10.3.       APPLICATION OF LIQUIDATION PROCEEDS........................................................56

SECTION 11.          THE ADMINISTRATIVE AGENT...................................................................57

         11.1.       APPOINTMENT................................................................................57
         11.2.       DELEGATION OF DUTIES.......................................................................57
         11.3.       EXCULPATORY PROVISIONS.....................................................................57
         11.4.       RELIANCE BY ADMINISTRATIVE AGENT...........................................................57
         11.5.       NOTICE OF DEFAULT..........................................................................58
         11.6.       NON-RELIANCE...............................................................................58
         11.7.       INDEMNIFICATION............................................................................58
         11.8.       THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY............................................58
         11.9.       SUCCESSOR ADMINISTRATIVE AGENT.............................................................59
         11.10.      OTHER AGENTS...............................................................................59

SECTION 12.          MISCELLANEOUS..............................................................................59

         12.1.       PAYMENT OF EXPENSES ETC....................................................................59
         12.2.       RIGHT OF SETOFF............................................................................60
         12.3.       NOTICES....................................................................................60
         12.4.       BENEFIT OF AGREEMENT.......................................................................60
         12.5.       NO WAIVER: REMEDIES CUMULATIVE.............................................................62

         12.6.       PAYMENTS PRO RATA..........................................................................63
         12.7.       CALCULATIONS: COMPUTATIONS.................................................................63
         12.8.       GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.....................63
         12.9.       COUNTERPARTS...............................................................................64
         12.10.      EFFECTIVENESS; INTEGRATION.................................................................64
         12.11.      HEADINGS DESCRIPTIVE.......................................................................64
         12.12.      AMENDMENT OR WAIVER........................................................................64
         12.13.      SURVIVAL...................................................................................65
         12.14.      DOMICILE OF LOANS..........................................................................65
         12.15.      JUDGMENT CURRENCY..........................................................................65
         12.16.      LENDER REGISTER............................................................................65
         12.17.      GENERAL LIMITATION OF LIABILITY............................................................65
         12.18.      NO DUTY....................................................................................66
         12.19.      LENDERS AND AGENTS NOT FIDUCIARY TO BORROWER, ETC..........................................66
         12.20.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................................66
         12.21.      INDEPENDENCE OF COVENANTS..................................................................66
         12.22.      OBLIGATIONS OF BORROWERS...................................................................66

------------


ANNEX I           -        INFORMATION AS TO LENDERS
ANNEX II          -        INFORMATION AS TO SUBSIDIARIES
ANNEX III         -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV          -        DESCRIPTION OF EXISTING LIENS
ANNEX V           -        DESCRIPTION OF EXISTING ADVANCES, LOANS,
                           INVESTMENTS AND GUARANTEES
ANNEX VI          -        EXISTING PERMITTED PRECIOUS METAL CONSIGNMENTS
ANNEX VII         -        TRANSACTION WITH AFFILIATES
ANNEX VIII        -        TRANSACTIONS IN CONNECTION WITH REORGANIZATION


EXHIBIT A-1       -        FORM OF GENERAL REVOLVING NOTE
EXHIBIT A-2       -        FORM OF SWING LINE REVOLVING NOTE
EXHIBIT B-1       -        FORM OF NOTICE OF BORROWING
EXHIBIT B-2       -        FORM OF NOTICE OF CONVERSION
EXHIBIT B-3       -        LETTER OF CREDIT REQUEST
EXHIBIT C         -        FORM OF CORPORATE CERTIFICATES
EXHIBIT D         -        OPINIONS OF COUNSEL TO THE BORROWER
EXHIBIT E         -        FORM OF ASSIGNMENT AGREEMENT
EXHIBIT F         -        STOCK PLEDGE AGREEMENT
EXHIBIT G         -        GUARANTY AGREEMENT

                                     ANNEX I

                            INFORMATION AS TO LENDERS

--------------------------------------------------------------------------------------------------------------------

NAME OF LENDER         COMMITMENT         DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE

--------------------------------------------------------------------------------------------------------------------

National City Bank     GENERAL            National City Bank                       National City Bank
                       REVOLVING          1900 East Ninth Street                   1900 East Ninth Street
                       COMMITMENT:        Cleveland, Ohio 44114                    Cleveland, Ohio 44114

                       $18,863,636.36     PRIMARY CONTACT:
                                          Janice E. Focke
                       SWING LINE         Vice President
                       REVOLVING          Telephone: (216) 575-2836
                       COMMITMENT:        Facsimile: (216) 222-0003

                       $10,000,000        CONTACT FOR BORROWINGS, PAYMENTS, ETC.:
                                          Anita Anders
                                          Money Desk Officer
                                          Telephone: (216) 575-2242
                                          Facsimile: (216) 222-0012

                                          WIRING INFORMATION:
                                          ABA No. 041 000  124
                                          A/C # 151810
                                          Ref.: BRUSH WELLMAN INC.
                                          Attention:  Agent Services

--------------------------------------------------------------------------------------------------------------------

Bank One, NA           GENERAL            Bank One, Michigan                       Bank One, Michigan
                       REVOLVING          611 Woodward Avenue                      611 Woodward Avenue
                       COMMITMENT:        Detroit, Michigan 48226                  Detroit, Michigan 48226

                       $16,000,000        PRIMARY CONTACTS:
                                          Paul R. DeMelo

                                          Telephone: (313) 225-2520
                                          Facsimile: (313) 225-1212

                                          Credit Underwriter:  Summer Gillow
                                          Telephone: (313)
                                          Facsimile: (313)

                     CONTACT FOR BORROWINGS, PAYMENTS, ETC.:
                                          Joyce Gardner
                                          Telephone: (313) 225-4685
                                          Facsimile: (313) 225-1586

                                          WIRING INFORMATION:
                                          ABA No. 072  000  326
                                          A/C #  21211.5
                                          Ref.: BRUSH WELLMAN INC.
                                          Attention:  L S Z Incoming
                                          Beneficiary:  Com'l Loans

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

NAME OF LENDER         COMMITMENT         DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE

--------------------------------------------------------------------------------------------------------------------


Fifth Third Bank,      GENERAL            Fifth Third Bank, Northeastern Ohio
Northeastern Ohio      REVOLVING          1404 E. Ninth Street
                       COMMITMENT:        Cleveland, Ohio  44114

                       $11,818,181.82     PRIMARY CONTACT:
                                          James P. Byrnes
                                          Telephone:  (216) 274-5575
                                          Facsimile:  (216) 274-5507

                                          Credit Underwriter:

                                          CONTACTS FOR BORROWINGS:
                                          Ann Jones
                                          Telephone:  (216) 274-5578
                                          Facsimile:  (216) 274-5507

                                          WIRING INFORMATION:
                                          Fifth Third Bank
                                          City/State:
                                          ABA No. 042000314
                                          A/C #99208599
                                          Credit to:  Fifth Third Bank,
                                          Northeastern Ohio
                                          Ref.:  BRUSH WELLMAN
                                          Attention:  Ann Jones

--------------------------------------------------------------------------------------------------------------------

Firstar Bank, N.A.     GENERAL            Firstar Bank, N.A.
                       REVOLVING          1350 Euclid Ave., 8th Floor
                       COMMITMENT:        ML 4432
                                          Cleveland, Ohio  44115
                       $6,500,000
                                          PRIMARY CONTACT:
                                          David J. Dannemiller
                                          Telephone:  (216) 623-9233
                                          Facsimile:  (216) 623-9208

                                          CONTACT FOR BORROWING:
                                          Patti Gumbert
                                          Telephone:  (920) 426-7913
                                          Facsimile:  (920) 426-7655

                                          WIRING INFORMATION:
                                          Firstar NA
                                          City/State:  Oshkosh WI
                                          ABA #042000013
                                          A/C # 9901893
                                          Ben:  Comm Loans Exceptions A
                                          Ref:  BRUSH WELLMAN
--------------------------------------------------------------------------------------------------------------------

Harris Trust and       GENERAL            Harris Trust and Savings Bank

--------------------------------------------------------------------------------------------------------------------

NAME OF LENDER         COMMITMENT         DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE

--------------------------------------------------------------------------------------------------------------------

Savings Bank           REVOLVING          111 West Monroe Street
                       COMMITMENT:        10th Floor West
                                          Chicago, IL  60603
                       $11,818,181.82
                                          PRIMARY CONTACT:
                                          Michael J. Johnson
                                          Telephone:  (312) 461-5457
                                          Facsimile:  (312) 461-5225

                                          Helen A. Dimitriou
                                          Telephone:  (312) 461-5304
                                          Facsimile:  (312) 461-5225

                                          CONTACT FOR BORROWINGS:
                                          Arlett Hall
                                          Telephone:  (312) 461-2786
                                          Facsimile (312) 293-5283

                                          WIRING INFORMATION:
                                          Harris Bank
                                          City/State:  Chicago IL
                                          ABA #071000288
                                          A/C # 109-215-4
                                          Ben:  Loan Accounting
                                          Ref:  BRUSH WELLMAN

--------------------------------------------------------------------------------------------------------------------